AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August 20, 1999
                                                  REGISTRATION NO. _________

------------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                   ------------

                                     FORM S-1
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           MMCA AUTO OWNER TRUST 1999-2
                        (Issuer with respect to the Notes)
                            MMCA AUTO RECEIVABLES TRUST
                    (Originator of the Trust described herein)
              (Exact name of registrant as specified in its charter)


         DELAWARE                          9999                 33-0869011
 (State or other jurisdiction       (Primary Standard        (I.R.S. Employer
     of incorporation or        Industrial Classification     Identification
        organization)                     Code No.)                No.)


                            6363 KATELLA AVENUE
                       CYPRESS, CALIFORNIA 90630-5205
                               (714) 236-1614
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)

                                 ---------

                            6363 KATELLA AVENUE
                       CYPRESS, CALIFORNIA 90630-5205
                               (714) 236-1614
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                -----------

                                 Copies to:

          SUSAN M. CURTIS, ESQ.                      DALE W. LUM, ESQ.
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP            BROWN & WOOD LLP
             919 THIRD AVENUE                      555 CALIFORNIA STREET
         NEW YORK, NEW YORK 10022             SAN FRANCISCO, CALIFORNIA 94104


   Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|



                               CALCULATION OF REGISTRATION FEE
=============================================================================================
                                                                  PROPOSED
                                                 PROPOSED          MAXIMUM
                                                  MAXIMUM         AGGREGATE      AMOUNT OF
  TITLE OF EACH CLASS OF        AMOUNT TO      OFFERING PRICE      OFFERING      REGISTRATION
SECURITIES TO BE REGISTERED    BE REGISTERED     PER UNIT(1)         PRICE           FEE
---------------------------------------------------------------------------------------------
 % Class A-1 Asset
     Backed Notes............    $250,000         100%            $250,000         $69.50
 % Class A-2 Asset
     Backed Notes............    $250,000         100%            $250,000         $69.50
 % Class A-3 Asset
     Backed Notes...........     $250,000         100%            $250,000         $69.50
 % Class A-4 Asset
     Backed Notes...........     $250,000         100%            $250,000         $69.50
=============================================================================================

  (1) Estimated solely for the purpose of calculating the registration fee.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

------------------------------------------------------------------------------



[FLAG]
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                           Subject to Completion

              Preliminary Prospectus Dated _________ __, 1999


                               $_____________

                        MMCA AUTO OWNER TRUST 1999-2

               $__________ ____% CLASS A-1 ASSET BACKED NOTES $__________ ____% CLASS A-2 ASSET BACKED NOTES $__________ ____% CLASS A-3 ASSET BACKED NOTES $__________ ____% CLASS A-4 ASSET BACKED NOTES


                        MMCA AUTO RECEIVABLES TRUST

                                   SELLER

                              [INSERT GRAPHIC]

                                  SERVICER


                                            Underwriting
                                              Discounts        Net Proceeds
                        Price*             and Commissions      to Seller
                  --------------------   -------------------   --------------
Class A-1 Notes   $__________            $_______              $_________
Class A-2 Notes   $__________            $_______              $_________
Class A-3 Notes   $__________            $_______              $_________
Class A-4 Notes   $__________            $_______              $_________
    Total         $__________            $_______              $_________

---------------------

* The price of the notes will also include any interest accrued on the notes from the date on which the notes are issued.


Interest and principal on the notes will be payable monthly, on the 15th or the first business day after the 15th.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

THE NOTES REPRESENT OBLIGATIONS OF THE TRUST AND ARE BACKED ONLY BY THE ASSETS OF THE TRUST. THE NOTES DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN MMCA AUTO RECEIVABLES TRUST, MITSUBISHI MOTORS CREDIT OF AMERICA, INC. OR ANY OF THEIR AFFILIATES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                        UNDERWRITER[S] OF THE NOTES

                         CREDIT SUISSE FIRST BOSTON


              The date of this Prospectus is ______ ___, 1999




                             TABLE OF CONTENTS

                                                                         Page

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS...........iii

SUMMARY OF TERMS............................................................1

RISK FACTORS................................................................4

THE TRUST...................................................................9
Limited Purposes and Limited Assets.........................................9
Capitalization of the Trust................................................10
The Owner Trustee..........................................................10

PROPERTY OF THE TRUST......................................................10

MMCA'S CONTRACT PORTFOLIO..................................................11
Types of Contracts Included in MMCA's Contract Portfolio...................11
Underwriting Standards.....................................................11
Servicing and Collection Procedures........................................12
Physical Damage Insurance on MMCA's Contracts..............................12
Delinquency, Credit Loss and Returned Vehicle Loss Experience
  of MMCA's Contracts......................................................12

THE RECEIVABLES POOL.......................................................15
Selection Criteria.........................................................16
Payment Methods............................................................20
Balloon Payment Receivables................................................21
Defaulted Receivables......................................................22
Maturity and Prepayment Considerations.....................................22

HOW NOTEHOLDERS CAN COMPUTE THEIR PORTION OF THE AMOUNT
  OUTSTANDING ON THE NOTES.................................................30

USE OF PROCEEDS............................................................30

MMCA AUTO RECEIVABLES TRUST................................................30

THE SERVICER...............................................................31

TERMS OF THE NOTES.........................................................31
Principal Amount and Interest Rates........................................31
Interest Payable...........................................................32
Principal Payable..........................................................33
Mandatory Redemption.......................................................34
Optional Redemption........................................................34
The Indenture Trustee......................................................34
The Trust's Bank Accounts..................................................34
The Yield Supplement Agreement.............................................35
The Yield Supplement Account...............................................35
Indenture Cash Flows.......................................................36
The Negative Carry Account.................................................38
The Reserve Account and Supplemental Reserve Account.......................39
Subordination of the Certificates..........................................40
Advances by the Servicer of Amounts Payable on the Receivables.............40
Deposit of Collections on the Receivables to Collection Account............41
Statements to Noteholders..................................................41
Registration of the Notes in the Name of Cede & Co. as Nominee
  of DTC...................................................................43
Book Entry Registration....................................................43
Issuance of Definitive Notes Upon the Occurrence of Various
  Circumstances............................................................46
Terms of the Indenture.....................................................47

THE SALE AND SERVICING AGREEMENT AND THE TRUST AGREEMENT...................53
Sale and Assignment........................................................53
The Pre-Funding Period.....................................................55
Mandatory Repurchase of Receivables........................................56
Servicing Procedures.......................................................56
Servicing Compensation.....................................................58
Evidence to be Provided as to Servicer's Compliance with its
  Servicing Obligations....................................................58
Resignation by the Servicer................................................58
Consequences of Merger, Conversion, Consolidation or Similar
  Actions by Servicer......................................................59
Limits on Servicer's Liability.............................................59
Limits on Servicer's Obligations in Connection with Legal Actions..........59
Events of Servicing Termination............................................59
Rights of Indenture Trustee and Noteholders Upon an Event of
  Servicing Termination Under the Sale and Servicing Agreement.............60
Requirements for Amendments of the Sale and Servicing Agreement
  and the Trust Agreement..................................................60
Requirements for Termination of the Trust..................................61

ACTIONS TO BE TAKEN BY INDENTURE TRUSTEE UPON TERMINATION OF
  THE TRUST................................................................61
The Administration Agreement...............................................61

SOME IMPORTANT LEGAL ASPECTS OF THE RECEIVABLES............................62
Bankruptcy Considerations..................................................62
Trust's Rights in the Receivables..........................................62
Security Interests in Vehicles.............................................62
Repossession...............................................................64
Notice of Sale; Redemption Rights..........................................64
Deficiency Judgments and Excess Proceeds...................................64
Obligor's Right to Excess Proceeds Upon Sale of a Financed
  Vehicle..................................................................64
Consumer Protection Laws...................................................64
Other Limitations..........................................................65

FEDERAL INCOME TAX CONSEQUENCES............................................66
Tax Treatment of the Notes and the Trust under Federal Income Tax
  Law......................................................................66
Federal Tax Consequences of Waivers of Events of Default and
  Amendments of Notes by Noteholders.......................................68
Information Reporting and Backup Withholding of Taxes by
  Indenture Trustee........................................................69
Tax Consequences to Foreign Investors......................................69

STATE TAX CONSEQUENCES.....................................................70

ELIGIBILITY OF NOTES FOR PURCHASE BY MONEY MARKET FUNDS....................70

ERISA CONSIDERATIONS.......................................................70
Special ERISA Considerations for Employee Benefit Plans....................71

Special ERISA Considerations Applicable to Insurance Company
  General Accounts.........................................................71
General Investment Considerations for Employee Benefit Plans...............72

UNDERWRITING...............................................................72

LEGAL OPINIONS.............................................................74

REPORTS TO NOTEHOLDERS.....................................................74

Where You Can Find More Information........................................74

GLOSSARY...................................................................75

ANNEX A....................................................................80





                              IMPORTANT NOTICE
               ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on information on the notes provided in this prospectus. We have not authorized anyone to provide you with different information.

We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

You can find a glossary of capitalized terms used in this prospectus beginning on page __ in this prospectus.




                              SUMMARY OF TERMS

This summary does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, you should read carefully this prospectus in its entirety.


The Trust:                      MMCA Auto Owner Trust 1999-2

Seller of the Receivables to
the Trust:                      MMCA Auto Receivables Trust

Seller's Address:               6363 Katella Avenue, Cypress, CA  90630-5205

Seller's Telephone Number:      (714) 236-1614

Servicer of the Receivables:    Mitsubishi Motors Credit of America, Inc.

Indenture Trustee:              Bank of Tokyo - Mitsubishi Trust Company

Owner Trustee:                  Wilmington Trust Company

The Trust Property:             The trust property will include:
                                o  the receivables, which are motor vehicle
                                   retail installment sale contracts
                                   originated by Mitsubishi Motors Credit
                                   of America, Inc.;
                                o  the security interests in the motor
                                   vehicles financed by the receivables;
                                o  the pre-funding account;
                                o  the reserve account;
                                o  the supplemental reserve account;
                                o  the yield supplement account; and
                                o  the negative carry account


THE TERMS OF THE NOTES

                           Class A-1 Notes   Class A-2 Notes   Class A-3 Notes   Class A-4 Notes
                           ---------------   ---------------   ---------------   ---------------
Principal Amount:          $                 $                 $                 $
Interest Rate Per Annum:           _____%            _____%            _____%           _____%
Interest Accrual Method:       actual/360            30/360            30/360           30/360
Payment Dates:             monthly (15th)    monthly (15th)    monthly (15th)    monthly (15th)
First Payment Date:
Final Payment Date:
Anticipated Ratings
  (Moody's/Standard &
  Poor's):*                      P-1/A-1+           Aaa/AAA           Aaa/AAA          Aaa/AAA

----------------
* It is a condition to the offering of the notes that these ratings be obtained. However, Moody's or S&P in its discretion may lower or withdraw its rating in the future.



THE RECEIVABLES

The trust will own two types of receivables:

  o  receivables that provide for equal monthly payments over their term;
     and
  o receivables that provide for equal monthly payments plus a substantially larger final balloon payment.

The principal balance of the receivables on _______ __, 1999 was $_______________.

The principal balance of the balloon payments on _______ __, 1999 was $______________.

MART expects to sell additional receivables having a principal balance of approximately $_______ to the trust during a pre-funding period that begins on ________ __, 1999 and ends no later than ______ __, 1999.

The total principal balance of balloon payments under those additional receivables as a percentage of the total principal balance of those additional receivables will not exceed ___%.

PAYMENT SOURCES

On each payment date, the trust will pay the amounts owed by the trust from the following sources:

  o  collections on the receivables during the prior month;
  o amounts withdrawn from the reserve account and the supplemental reserve account;
  o amounts withdrawn from the yield supplement account and the negative carry account; and
  o advances by the servicer of amounts due on the receivables but not paid during the prior month.

PRIORITY OF DISTRIBUTIONS

On each payment date, the trust will pay the amounts owed by the trust in the following order:

  (1) payment to the servicer of amounts advanced by the servicer on previous payment dates;
  (2) payment of the servicing fee equal to 1/12th of 1.00% of the total principal balance of the receivables on the first day of the prior month;
  (3) payment of the interest payable on the notes;
  (4) payment of the principal payable on the notes; and
  (5) any required deposits to the reserve account and the supplemental reserve account.

For further information on the priority of distributions, see "Terms of the Notes-The Indenture Cash Flows" in this prospectus.

PRIORITY OF INTEREST PAYMENTS

On each payment date, the trust will pay interest on the notes, in proportion to the principal balance of each class.

PRIORITY OF PRINCIPAL PAYMENTS

On each payment date, the amount required to be paid as principal on the notes will equal the sum of:

  o the principal scheduled to be paid on the receivables during the prior month;
  o the full prepayments on all receivables received during the prior month;
  o partial prepayments on simple interest receivables received during the prior month; and
  o the entire principal balance of receivables that became defaulted during the prior month.

The trust will distribute principal on the notes on each payment date in the following order:

  (1) to the class A-1 notes until the class A-1 notes are paid in full;
  (2) to the class A-2 notes until the class A-2 notes are paid in full;
  (3) to the class A-3 notes until the class A-3 notes are paid in full;
      and
  (4) to the class A-4 notes until the class A-4 notes are paid in full.

If a default under the indenture occurs, the order of priority for principal payments will change, and the trust will pay principal on all classes of notes, in proportion to the principal balance of each class, until the notes are paid in full.

CERTIFICATES

In addition to the notes, the trust will issue $_________ of certificates. The trust will not make any distributions on the certificates on any payment date until the interest and principal payable on the notes on that payment date have been paid. The certificates are not being offered by this prospectus.

CREDIT ENHANCEMENT

The credit enhancement for the notes will be as follows:

  o  the subordination of the certificates; and

  o the reserve account, the supplemental reserve account and the yield supplement account.

The credit enhancement for the notes is intended to protect you against losses or delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.

RESERVE ACCOUNT AND SUPPLEMENTAL RESERVE ACCOUNT

On each payment date, the trust will use funds in the supplemental reserve account and the reserve account to pay the following amounts if collections on the receivables are insufficient to pay those amounts:

  (1) first, the amounts due to the servicer; and
  (2) then, the interest and principal due on the notes.

On each payment date, the total amount on deposit in the reserve account and the supplemental reserve account will equal the lesser of (1) % of the principal balances of the receivables as of the dates on which the trust acquired them and (2) the principal balance of the notes.

YIELD SUPPLEMENT ACCOUNT

On each payment date, the trust will use funds in the yield supplement account to cover any shortfall between:

  o the weighted average interest rate on the notes plus ___ percentage points

  o  the interest rate on each receivable.

OPTIONAL REDEMPTION

The servicer can purchase all of the remaining receivables once their total principal balance is 10% or less of their principal balances as of the dates the receivables were sold to the trust. If the servicer purchases the receivables, the indenture trustee will redeem the notes for the unpaid principal amount plus the accrued and unpaid interest on the notes.

TAX STATUS

In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, for federal income and Delaware and California income and franchise tax purposes:

  o  the notes will be characterized as debt; and
  o the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

If you purchase a note, you agree to treat it as debt for tax purposes.

ERISA CONSIDERATIONS

The notes are generally eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 or to Section 4975 of the Internal Revenue Code of 1986, as amended. However, fiduciaries of employee benefit plans, including those investing plan assets of such plan, should review the matters discussed under "ERISA Considerations" in this prospectus and also should consult with their legal advisors before purchasing notes.

ELIGIBILITY OF NOTES FOR PURCHASE BY MONEY MARKET FUNDS

The class A-1 notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.


                                RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase notes.


ABSENCE OF SECONDARY         The underwriters for the notes may assist in
MARKET FOR NOTES COULD       resales of the notes but they are not required
LIMIT YOUR ABILITY TO        to do so. A secondary market for the notes may
RESELL NOTES                 not develop. If a secondary market for the
                             notes does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your notes. Consequently, you must be prepared to hold your notes until the respective final maturity dates for the notes.

INTERESTS OF OTHER PERSONS   Another person could acquire an interest in a
IN RECEIVABLES AND           receivable that is superior to the trust's
VEHICLES COULD REDUCE THE    interest in the receivable because the
FUNDS AVAILABLE TO MAKE      servicer will not segregate or mark the
PAYMENTS ON THE NOTES        receivables as belonging to the trust. See
                             "Some Important Legal Aspects of the
                             Receivables--Trust's Rights in the
                             Receivables." If another person acquires an interest in a receivable that is superior to the trust's interest in the receivable, the collections on that receivable will not be available to make payments on the notes.

                             Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust's interest in the vehicle because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party. See "Some Important Legal Aspects of the Receivables Security Interests in Vehicles." If another person acquires an interest in a vehicle that is superior to the trust's interest in the vehicle, the proceeds from the sale of the vehicle will not be available to make payments on the notes.

BANKRUPTCY OF MMCA COULD     If MMCA enters a bankruptcy proceeding, you
RESULT IN LOSSES OR DELAYS   could experience losses or delays in the
IN PAYMENTS ON THE NOTES     payments on your notes. MMCA will sell the
                             receivables to MART, and MART will transfer the receivables to the trust. However, if MMCA enters a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the receivables by MMCA to MART was not a "true sale" and that MMCA still owns the receivables. The court could also conclude that MMCA and MART should be consolidated for bankruptcy purposes. If the court were to reach either of these conclusions, you could experience losses or delays in payments on your notes because:

                             o the indenture trustee will not be able to exercise remedies against MMCA on your behalf without permission from the court;

                             o the court may require the indenture trustee to accept property in exchange for the receivables that is of less value than the receivables;

                             o tax or government liens on MMCA's property that arose before the transfer of the receivables to the trust will be paid from the collections on the receivables before the collections are used to make payments on your notes; and

                             o  the indenture trustee may not have a
                                perfected security interest in one or more of the vehicles securing the receivables or cash collections held by MMCA at the time that a bankruptcy proceeding begins.

                             MART has taken steps in structuring the
                             transactions described in this prospectus to minimize the risk that a court would conclude that the sale of the receivables to MART was not a "true sale" or that MMCA and MART should be consolidated for bankruptcy purposes. See "Some Important Legal Aspects of the Receivables-Bankruptcy Considerations" and
                             "MMCA Auto Receivables Trust."

RISK THAT YOU MAY BE         POTENTIAL PREPAYMENT OF NOTES DUE TO
REQUIRED TO REINVEST         PREPAYMENT OF RECEIVABLES. Prepayments on the
YOUR PRINCIPAL IN THE        receivables by the related obligors and
NOTES AT A LOWER RATE        purchases of the receivables by MART and the
OF RETURN BECAUSE OF         servicer due to breaches of representations,
PREPAYMENTS ON THE NOTES     warranties and covenants by MART and the
                             servicer will accelerate the payment of
                             principal on your note. The extent of this prepayment cannot be fully predicted. You will bear the risk that you will have to reinvest the principal on your notes earlier than you expected at a rate of interest that is less than the rate of interest on your notes.

                             The obligors on the receivables may prepay the receivables voluntarily at any time. The receivables are required to be prepaid upon the sale, insured loss or other disposition of the related vehicle. In addition, if MMCA breaches certain of its representations and warranties with respect to any receivables, MMCA will be required to repurchase those receivables from MART, and MART will be required to repurchase those receivables from the trust. MMCA will also be required to purchase receivables from the trust if it breaches its servicing obligations with respect to those receivables. MMCA will be entitled to purchase all of the remaining receivables from the trust once the aggregate principal balance of the receivables is 10% or less of the principal balances of the receivables as of the dates on which they were sold to the trust.

                             POTENTIAL PREPAYMENT OF NOTES DUE TO AN
                             INCENTIVE PROGRAM OFFERED BY MMCA. Obligors on receivables that provide for a balloon payment can return the related vehicle at the end of the term of the receivable instead of paying the balloon payment. MMCA will sell the returned vehicles on behalf of the trust but expects the amount realized from the sale of the returned vehicles to be less than the balloon payments. To reduce losses from obligors returning their vehicles at the end of the term of their receivables instead of paying the balloon payments, MMCA and its affiliates offer incentives for the obligors to prepay their receivables and return the related vehicles early if they purchase another vehicle manufactured by Mitsubishi Motors Corporation or one of its affiliates. The incentives may encourage a higher level of prepayments on the receivables than would otherwise be the case. The higher level of prepayments will be reflected in a higher level of prepayments on the notes than would otherwise be the case. See "The Receivables Pool-Maturity and Prepayment Considerations."

POTENTIAL PREPAYMENTS        If the aggregate principal balance of the
ON NOTES DUE TO FAILURE      receivables transferred to the trust during
TO TRANSFER A SUFFICIENT     the pre-funding period is less than the amount
NUMBER OF ADDITIONAL         deposited to the pre-funding account on
RECEIVABLES TO THE           ________ __, 1999, the notes will be prepaid
TRUST                        in the amount of the shortfall. See "Terms of
                             the Notes--Mandatory Redemption."

                             MART's ability to apply the entire pre-funding account balance to the transfer of receivables to the trust during the pre-funding period depends on the manufacture, distribution, sale and financing of motor vehicles by Mitsubishi Motors Corporation and its affiliates. MART will not be able to transfer receivables to the trust during the pre-funding period unless MMCA originates those receivables. MMCA mostly finances vehicles manufactured by Mitsubishi Motors Corporation and its affiliates. If Mitsubishi Motors Corporation and its affiliates temporarily or permanently stop manufacturing, distributing, selling or financing motor vehicles, then MMCA's ability to originate receivables for sale to MART will be adversely affected.

POTENTIAL LOSS OR            The addition of receivables during the
PREPAYMENTS ON NOTES         pre-funding period may change the overall
DUE TO CHANGES IN            characteristics of the pool of receivables.
POOL CHARACTERISTICS         This change may increase the risk of losses or
                             delays in payments on your notes or
                             prepayments on your notes. The credit criteria
                             MMCA uses to originate the receivables to be transferred by MART to the trust during the pre-funding period may differ from the credit criteria used by MMCA in originating the receivables transferred to the trust on ________ __, 1999. Any changes in those credit criteria may result in a higher rate of delinquencies and losses on the receivables or a higher rate of prepayment than would otherwise be the case, which will be reflected in the timing and amount of payment of principal and interest on the notes.

POTENTIAL LOSS ON NOTES      You may suffer a loss on your notes if the
DUE TO LIMITED ASSETS        assets of the trust are insufficient to pay
OF THE TRUST                 the principal amount of the notes in full. The
                             only source of funds for payments on the notes will be the assets of the trust. The assets of the trust are limited to the receivables and the funds on deposit in the trust's bank accounts. The notes will not be insured or guaranteed by MMCA, including in its capacity as servicer, or by MART, the indenture trustee, the owner trustee or any other person or entity. Consequently, you must rely for payment of the notes solely upon collections on the receivables and funds on deposit in the trust's bank accounts. See "Terms of the Notes--The Reserve Account and Supplemental
                             Reserve Account."

POTENTIAL LOSS ON NOTES      The obligors on the receivables to be
DUE TO NATURE OF OBLIGORS    transferred by MMCA to MART and by MART to the
                             trust will include a higher percentage of borrowers with limited credit experience than is included in MMCA's combined portfolio of receivables. See "MMCA's Contract
                             Portfolio-Delinquency, Credit Loss and
                             Returned Vehicle Loss Experience of MMCA's
                             Contracts." As a result, the credit loss, repossession, delinquency and default rates on the receivables may be higher than the historical credit loss, repossession, delinquency and default rates on MMCA's combined portfolio of receivables. You may experience delays in payments or losses on your notes if (i) the credit loss, repossession, delinquency or default rates on such receivables are higher than expected by MMCA and (ii) the protection provided to you by the subordination of the certificates to be issued by the trust and the funds on deposit in the reserve account and certain other trust accounts are insufficient to protect you against such delays or losses. See "MMCA's
                             Contract Portfolio-Delinquency, Credit Loss and Return Vehicle Loss Experience of MMCA's
                             Contracts" for information concerning MMCA's combined portfolio of receivables.

POTENTIAL LOSS ON NOTES      The obligors on balloon payment receivables
IN CONNECTION WITH SALES     will not have to pay the balloon payment if
OF VEHICLES                  they return the related vehicle to MMCA at the
                             end of the term of the receivable. MMCA will sell the returned vehicle on behalf of the trust. The trust will use the proceeds from the sale of the returned vehicle to make payments on the notes. You may experience delays in payments or losses on your notes if
                             (i) the proceeds from the sale of the returned vehicles are less than the amount of the balloon payments and (ii) the protection provided to you by the subordination of the certificates to be issued by the trust and the funds on deposit in the reserve account and certain other accounts held by the trust are insufficient to protect you against those delays and losses.

                             MMCA expects the proceeds from the sale of a returned vehicle to be less than the balloon payment because MMCA may set the balloon payments higher than its estimate of the end of term value of the vehicle in order to stimulate sales of a particular model. See "The Receivables Pool--Balloon Payment Receivables."

POTENTIAL LOSS ON NOTES      The obligor under a balloon payment receivable
IF MMCA DOES NOT             also has the option to refinance the balloon
REFINANCE BALLOON            payment with MMCA, subject to the satisfaction
RECEIVABLES                  of various conditions. MMCA will be obligated
                             to provide that financing to the extent it offers vehicle financing. No successor to MMCA as servicer will be obligated to provide that refinancing. If at any time MMCA no longer makes refinancing available, MART may contract with third parties to do so. If a refinancing option is not available, more obligors may return their vehicles on the date the related balloon payment is due instead of refinancing the balloon payment, and consequently more motor vehicles may be sold by MMCA on behalf of the trust for prices less than the related balloon payments.

LACK OF HISTORICAL DATA      Balloon payment receivables have matured in
REGARDING THE RETURN         large volumes only in recent years. MMCA
RATES OF VEHICLES            therefore does not have extensive historical
FINANCED BY BALLOON          information regarding (a) the percentage of
RECEIVABLES                  motor vehicles that will be returned to MMCA
                             upon the maturity of balloon payment
                             receivables or (b) MMCA's loss experience upon resale of those returned motor vehicles. MMCA expects that, in the aggregate, the amounts received by MMCA from the sale of those vehicles will be less than the principal amounts of the balloon payment because MMCA sets balloon payments higher than its estimate of the projected end of term value of the vehicle in order to stimulate sales of particular models.

POTENTIAL LOSS ON NOTES      Economic conditions in the states where the
DUE TO GEOGRAPHIC            obligors under the receivables reside may
CONCENTRATION OF             affect the delinquency, loan loss and
RECEIVABLES                  repossession experience of the trust with
                             respect to the receivables. Based on the principal balance of the original pool of receivables as of the date as of which the receivables were acquired by the trust, ____% of the receivables relate to obligors with a billing address in California, ____% relate to obligors with a billing address in Texas and ____% relate to obligors with a billing address in Florida. Accordingly, adverse economic conditions or other factors affecting
                             California, Texas or Florida could have an especially significant effect on the delinquency, loan loss or repossession experience of the trust and may adversely affect the timing and amount of payment of principal and interest on the notes.

RISKS IN CONNECTION WITH     If a default occurs under the indenture and
AN EVENT OF DEFAULT UNDER    the maturity dates of the notes are
INDENTURE                    accelerated, the indenture trustee may sell
                             the receivables and prepay the notes in
                             advance of their respective maturity dates.
                             You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes. You also may not be paid the principal amount of your notes in full if the assets of the trust are insufficient to pay the aggregate principal amount of the notes in full. In addition, the acceleration of the maturity dates will change the order of priority for the payment of principal on the different classes of notes.
                             See "Terms of the Notes--Principal Payable."

POTENTIAL DELAYS IN          The payment of principal and interest on the
PAYMENTS ON NOTES DUE        notes could be delayed if MMCA, in its
TO POTENTIAL COMPUTER        capacity as servicer, or the indenture trustee
PROGRAM PROBLEMS             experience problems in their computer programs
BEGINNING IN THE YEAR        relating to the year 2000. Many existing
2000                         computer programs use only two digits to
                             identify a year. These programs could fail or produce erroneous results during the transition from the year 1999 to the year 2000 and afterwards. MMCA has evaluated the impact of preparing its systems for the year 2000. It has identified areas of potential impact and has implemented conversion efforts. It believes its mission-critical applications, including its systems for operations, collections on the receivables and servicing the receivables, are year 2000 compliant.

                             If MMCA, in its capacity as the servicer, does not have a computer system that is year 2000 compliant by the year 2000, MMCA's ability to service the receivables may be materially and adversely affected. If the indenture trustee does not have a computer system that is year 2000 compliant by the year 2000, the indenture trustee's ability to make distributions on the notes may be materially and adversely affected.


                                 THE TRUST

LIMITED PURPOSES AND LIMITED ASSETS

      MMCA Auto Owner Trust 1999-2 is a business trust formed under the laws of the State of Delaware under a trust agreement between MART and Wilmington Trust Company, as owner trustee. The trust's principal offices are in the State of Delaware in care of the owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The trust will not engage in any activity other than:

      o acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

      o     issuing the notes and the certificates;

      o     making payments on the notes and the certificates; and

      o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

      The trust will be capitalized through the issuance of $_________ of notes and $_________ of asset-backed certificates. The certificates will entitle certificateholders to receive distributions of amounts not required to make payments on the notes or to pay expenses of the trust. The certificates will be subordinated to the notes to the extent described in this prospectus. The principal amount of the certificates will be reduced on each payment date by principal payments made on the certificates. The certificates are not being offered hereby and will be retained by MART or an affiliate. It is not anticipated that the trust will have any need for additional capital resources.

      On _______ __, 1999, the trust will purchase from MART retail installment contracts originated by MMCA in connection with the financing of automobiles and light-duty trucks. The purchase will be made under a sale and servicing agreement in exchange for the proceeds of the notes and the issuance to MART or an affiliate of the certificates. The trust will also purchase additional receivables from MART during the Pre-Funding Period with proceeds from the sale of the notes.

      MMCA or a successor will service the receivables, either directly or through subservicers. The servicer will be paid the servicing fee and will be reimbursed for any advances that are due and payable to it out of collections from the receivables prior to distributions to noteholders. Some other expenses of the trust will be paid by the servicer or by MART as provided in the sale and servicing agreement. See, "The Sale and Servicing Agreement and the Trust Agreement--Servicing Procedures," "--Servicing Compensation" and "Terms of the Notes--Indenture Cash Flows."

      The servicer will hold the receivables and the certificates of title or ownership relating to the financed vehicles as custodian for the indenture trustee and the trust. However, the receivables will not be marked or stamped to indicate that they have been sold to the trust, and the certificates of title or ownership for the financed vehicles will not be endorsed or otherwise amended to identify the trust as the new secured party. Under those circumstances, the trust's security interest in the receivables and the financed vehicles may be defeated or may not be perfected in some jurisdictions. See "Some Important Legal Aspects of the Receivables."

      If the protection provided to the noteholders by the subordination of the certificates and by amounts on deposit in the supplemental reserve account, the reserve account, the negative carry account and the yield supplement account is insufficient, the noteholders would have to look principally to the receivables that have not defaulted, the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables and the proceeds from any recourse against dealers for payment of the notes. In that event, factors such as the trust's not having perfected security interests in the financed vehicles in all states may affect the trust's ability to repossess and sell the financed vehicles, and thus may reduce the proceeds to be distributed to noteholders. See "Terms of the Notes--Indenture Cash Flows" and "Some Important Legal Aspects of the Receivables."


CAPITALIZATION OF THE TRUST

      The following table illustrates the capitalization of the trust as of ________ ___, 1999:

      Class A-1 notes....................................  $
      Class A-2 notes....................................
      Class A-3 notes....................................
      Class A-4 notes....................................
      Certificates.......................................
                                                            -------------
            Total........................................   $
                                                            =============

      Because the trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the receivables and related assets and issuing and distributing payments on the notes and the certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the trust have been included in this prospectus.

THE OWNER TRUSTEE

      Wilmington Trust Company is the owner trustee under the trust agreement. The owner trustee's Corporate Trust Office is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. MART, the servicer and their individual affiliates may have other banking relationships with the owner trustee and its affiliates in the ordinary course of their businesses.


                           PROPERTY OF THE TRUST

      Under the indenture, the notes will be secured by the property of the trust, which will include:

      o a pool of motor vehicle retail installment sale contracts originated during or after [September 1995] and rights and obligations thereunder;

      o all monies due under Actuarial Receivables on or after the related Cutoff Date and all monies received under Simple Interest Receivables on or after the related Cutoff Date;

      o amounts and property held in or credited to the collection account, the note payment account, the payahead account, the reserve account, the negative carry account and the supplemental reserve account;

      o MART's rights in the yield supplement account and the pre-funding account;

      o     MART's security interests in the financed vehicles;

      o MART's rights to receive proceeds from claims on insurance policies covering the financed vehicles or the obligors;

      o MART's rights of recourse against the dealers under the dealer agreements relating to the receivables;

      o all of the trust's rights under the sale and servicing agreement, the purchase agreement including its right to cause MMCA to repurchase receivables from the trust;

      o     all of MART's rights under the yield supplement agreement;

      o     all proceeds of the foregoing.


                         MMCA'S CONTRACT PORTFOLIO

TYPES OF CONTRACTS INCLUDED IN MMCA'S CONTRACT PORTFOLIO

      MMCA purchases retail installment contracts relating to new automobiles and light-duty trucks manufactured or distributed by Mitsubishi Motors and contracts relating to used automobiles and light-duty trucks manufactured or distributed by Mitsubishi Motors or other motor vehicle manufacturers. MMCA applies the same underwriting standards to its purchases of receivables whether or not the related vehicle was manufactured by Mitsubishi Motors.

      MMCA purchases contracts from dealers that regularly sell contracts both to MMCA and also to other finance providers. MMCA purchases the contracts from the dealers subject to the terms of a dealer agreement with each dealer. Each dealer agreement requires the dealer to repurchase any contract that it sold to MMCA for the outstanding principal balance if the dealer breaches some of the representations and warranties set forth in the agreement. Those representations and warranties typically relate to the origination of the contract and the security interest in the related automobile or light-duty truck and not to the creditworthiness of the obligor under the contract.

UNDERWRITING STANDARDS

      MMCA's underwriting standards emphasize each prospective obligor's ability to pay and creditworthiness as well as the asset value of the automobile or light-duty truck that secures the related contract.

      Before purchasing a contract, MMCA reviews credit applications from applicants that include information about each applicant's income, residential status, monthly mortgage or rent payments, credit obligations, bank accounts and other personal information. MMCA also reviews a credit report from an independent credit bureau which MMCA reviews to determine the applicant's current credit status and past credit performance. If necessary, MMCA verifies the employment or the income of an applicant.

      MMCA uses a credit scoring system and considers other factors to reach each credit decision. In November 1996, MMCA introduced a new credit scoring system for all contracts, replacing the one that had been used since June 1994. The new credit scoring system first assigns the application to one of three credit segments: prime, non-prime and limited credit experience. Each segment considers different credit application and credit bureau report characteristics or assigns different weighting to some characteristics that are considered by all segments. This segmentation is based solely upon the information in the applicant's credit bureau report. The new credit scoring system identifies those aspects of an applicant's credit report and credit application and the proposed financing arrangement that, based upon the specific performance experience of MMCA's portfolio, are most predictive of the probability that the applicant will pay MMCA as agreed. MMCA considers attributes other than the credit score in its credit decision process. These factors include the ratio of income to debt, an applicant's equity in the automobile or light-duty truck, satisfactory existing account relationships, excellent recent reported credit history and availability of an acceptable guarantor. MMCA management sets limits on the percentage of credit decisions that approve credit to applicants scoring below company credit score minimums and deny credit to applicants scoring above those minimums. Prior to June 1994, MMCA used a credit-scoring system for contracts, other than contracts with Balloon Payments, that took into account additional factors from the credit application. Where the obligor of a contract is a business entity, MMCA reviews credit applications that include information about bank accounts, credit references and financial results of the business entity. In addition, MMCA obtains and reviews any published credit reports on the business entity. In some cases, MMCA may require an individual to guarantee the business' obligation under the contract.

      After considering the relevant information, MMCA assesses the degree of credit risk of a particular application and the decision to grant or deny credit for a contract is made at the appropriate management level. The application, if approved, is assigned to one of three credit tiers reflecting its degree of credit risk. The interest rate for the customer's account is determined by the credit tier, with the more risky accounts receiving a higher interest rate.

SERVICING AND COLLECTION PROCEDURES

      MMCA measures delinquency by the number of days elapsed from the date a payment is due under a contract, after giving effect to any extension of that date by MMCA. MMCA considers a payment to be past due or delinquent when the obligor fails to make at least 90% of a scheduled payment by the date the payment is due. MMCA generally begins collection activities with respect to delinquent contracts through telephone contact based upon the credit risk initially assigned to each obligor. Obligors considered to be weaker credits are generally contacted by telephone when the contract becomes 12 days delinquent. Obligors considered strong credits with lesser risk are generally contacted when the contract becomes 20 days delinquent. Computer generated delinquency notices are mailed to all delinquent obligors on the 12th day of delinquency. MMCA also uses an automated system of monitoring delinquency, which categorizes delinquent accounts into different priorities of collection activity, based on the level of delinquency of each account. MMCA's ability as servicer to extend the dates on which payments on receivables are due is subject to some limitations. See "The Sale and Servicing Agreement and the Trust Agreement--Servicing Procedures."

      MMCA's collectors are assigned to specific delinquent obligors and attempt to contact each one by telephone or by letter based on the length of delinquency and the history of the account. Repossession procedures typically begin when a contract becomes between 60 to 75 days delinquent. Repossession is carried out according to applicable state law and specific procedures adopted by MMCA.

      If the financed vehicle securing a delinquent contract is repossessed, MMCA charges off the related delinquent contract upon the date on which the proceeds from the sale of the financed vehicle are applied to the contract balance and the deficiency is determined. If the financed vehicle cannot be repossessed, MMCA charges off the delinquent contact on the date on which it determines that it will be unable to recover the financed vehicle from the obligor. Any deficiencies remaining after repossession and sale of the related automobile or light-duty truck or after the full charge off of the related contract are pursued by MMCA to the extent practicable and legally permitted. MMCA does not charge off losses on sales of financed vehicles with respect to Balloon Payment Receivables, because those losses are not credit losses. However, MMCA does charge off losses for the amortizing monthly installments and the Balloon Payments for Balloon Payment Receivables. Furthermore, MMCA does not charge off collection expenses but does charge off repossession and disposition expenses. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

PHYSICAL DAMAGE INSURANCE ON MMCA'S CONTRACTS

      Each contract requires the obligor to obtain physical damage insurance covering loss or damage to the related vehicle. The dealer agreements require that the dealers provide MMCA with written confirmation that there is physical damage insurance acceptable to MMCA covering each vehicle at the time that MMCA purchased the related contract from the dealers. MMCA tracks the ongoing status of insurance by the obligors, and attempts to cause the obligors to reinstate the insurance if it is allowed to lapse; nevertheless, there is no assurance that each vehicle will continue to be covered by physical damage insurance for the entire term during which the related contract is outstanding.

DELINQUENCY, CREDIT LOSS AND RETURNED VEHICLE LOSS EXPERIENCE OF MMCA'S
CONTRACTS

      MMCA's credit scoring system for contracts assigns contracts to one of three credit segments: prime, non-prime and limited credit experience. See "MMCA's Contract Portfolio--Underwriting Standards." The trust property includes every limited credit experience contract in MMCA's portfolio as of the Cutoff Date that is not scheduled to mature in 1999 and satisfies the selection criteria set forth under "The Receivables Pool-- Selection Criteria."

      The following two tables set forth information concerning MMCA's combined portfolio of contracts, including contracts previously sold which MMCA continues to service. The delinquency, credit loss and returned vehicle loss experience by the trust may be different than the delinquency, credit loss and returned vehicle loss experience of MMCA's combined portfolio, as reflected in the following two tables, because the distribution among the three credit segments of the receivables transferred to the trust on ____ __, 1999 and during the Pre-Funding Period is and will be different than the distribution among the three credit segments of the contracts in MMCA's combined portfolio.

      The trust property includes every limited experience contract in MMCA's portfolio as of [August 31], 1999 that is not scheduled to mature in 1999 which satisfies the eligibility criteria for inclusion in the trust. As of ____ __, 1999, limited credit experience receivables were __% of the receivables in the trust, representing ___% of the aggregate principal balance of the receivables in the trust. By contrast, as of [August 31], 1999, limited credit experience contracts were __% of the contracts in MMCA's combined portfolio, representing __% of the aggregate principal balance of the contracts in MMCA's combined portfolio.

                                DELINQUENCY EXPERIENCE (1)

                                                 As of August 31,     As of December 31,
                                                 ----------------     ------------------
                                                  1999     1998    1998     1997     1996
                                                  ----     ----    ----     ----     ----
Number of Contracts Outstanding at End of
  Period......................................    _____    _____   _____    _____    _____
Delinquencies as a Percent of Contracts
  Outstanding (2)
    30-59 Days................................     ___%     ___%    ___%     ___%     ___%
    60-89 Days................................     ___%     ___%    ___%     ___%     ___%
    90 Days or More...........................     ___%     ___%    ___%     ___%     ___<*>
Repossessions as a Percent of Contracts
  Outstanding (2)(3)..........................     ___%     ___%    ___%     ___%     ___%

--------------

(1) The information in the table includes contracts for new and used automobiles and light-duty trucks owned by MMCA or previously sold by MMCA which MMCA continues to service. Delinquency numbers are net of bankrupt accounts and repossessions.

(2) The period of delinquency is based on the number of days more than 10% of a payment is contractually past due after giving effect to any extension by MMCA. The percent represents delinquent dollars as a percent of dollars outstanding. MMCA's ability, in its capacity as servicer, to extend the dates on which payments on receivables are due is subject to certain limitations. See "The Sale and Servicing Agreement and the Trust Agreement-Servicing Procedures."

(3) Repossessions means the vehicle has been repossessed but the sale proceeds have not yet been applied to the contract balance.


                   NET CREDIT LOSS AND REPOSSESSION EXPERIENCE (1)
                               (DOLLARS IN THOUSANDS)

                                      Eight Months Ended
                                          August 31,         Year Ended December 31,
                                          ----------         -----------------------
                                         1999     1998      1998      1997       1996
                                         ----     ----      ----      ----       ----
Amount Outstanding (2)............... $         $         $        $           $
Average Amount Outstanding (3)....... $         $         $        $           $
Number of Contracts Outstanding......
Average Number of Contracts
  Outstanding (3)....................
Charge-offs (4)...................... $         $         $        $           $
Recoveries (5)....................... $         $         $        $           $
Net Losses........................... $         $         $        $           $
Number of Repossessions (6)..........
Number of Repossessions as a
  Percent of the Average Number
  of Contracts Outstanding (7).......       %         %         %         %          %
Net Losses as a Percent of
  Average Amount Outstanding (7).....       %         %         %         %          %

-------------

(1) The information in the table includes contracts for new and used automobiles and light-duty trucks owned by MMCA or previously sold by MMCA which MMCA continues to service.

(2) Amount outstanding is the remaining principal balance of the contracts, including the principal portion of balloon payments plus any outstanding fees and charges and any accrued and unpaid interest.

(3) Averages are computed by taking a simple average of the average for the months outstanding for each period presented.

(4) Charge-offs represent the total aggregate amount due on contracts that is determined to be uncollectible in the period, less proceeds from disposition of related vehicles, other than recoveries described in Note (5). The calculation of charge-offs for the contracts in the combined portfolio includes both earned but unpaid finance charges and Balloon Payments.

(5) Recoveries generally consist of amounts received on contracts following the time at which the contract is charged off net of collection expenses.

(6) Number of Repossessions means the number of repossessed automobiles and light-duty trucks in a given period.

(7) Annualized rate. The eight-month period ended August 31, 1999 is not necessarily indicative of a full year's actual results. MMCA's credit loss experience is dependent upon the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks.


             CONTRACTS PROVIDING FOR BALLOON PAYMENTS: LOSS EXPERIENCE
                              ON RETURNED VEHICLES (1)

                                        For Contracts Scheduled to      For Contracts Scheduled
                                      Terminate in the Eight Months       to Terminate in the
                                      -----------------------------     -----------------------
                                            Ended August 31,            Year Ended December 31,
                                            ----------------            -----------------------
                                            1999        1998           1998       1997      1996
                                            ----        ----           ----       ----      ----
Total Number of Final Payment
  Receivables........................
Total Number of Vehicles Returned
  to MMCA through August 31, 1999....
Return Ratio (2).....................          %           %              %          %         %
Total Losses on Returned Vehicles
  Sold through August 31, 1999 (3)...      $            $              $          $         $
Total Number of Returned Vehicles
  Sold through August 31, 1999.......
Average Loss per Returned Vehicle
  Sold through August 31, 1999 (3)...      $            $              $          $         $

-------------

(1) The information in the table includes automobiles and light-duty trucks returned upon the expiration of the related contracts and automobiles and light-duty trucks returned under MMCA's program that offers attractive terms to owners of automobiles and light-duty trucks to prepay their accounts in connection with their respective purchases of a new automobile or light-duty truck.

(2) The number of vehicles returned to MMCA through August 31, 1999 as a percentage of the number of Balloon Payment Receivables scheduled to terminate in the period indicated.

(3) Losses are calculated without deduction for auction or other disposition expenses on resale.


      The percentage of Balloon Payment Receivables to be included in the trust property that are assigned to the prime, non-prime and limited credit experience credit segments is different from the corresponding percentages for the combined portfolio. No assurance can be given that the performance of the Balloon Payment Receivables will be similar to the information set forth in the preceding table.

      MMCA's loss experience on returned automobiles and light-duty trucks is dependent upon the number of automobiles and light-duty trucks returned, any programs offered by MMCA that permit the early return of automobiles and light-duty trucks, the amount of the related receivables outstanding at the time the automobiles and light-duty trucks are returned and the resale value of the returned automobiles and light-duty trucks.


                            THE RECEIVABLES POOL

      The trust will purchase from MART receivables which consist of a pool of retail installment sale contracts secured by new and used automobiles and light-duty trucks. The property to be purchased by the trust includes rights to receive payments made with respect to the receivables, as well as security interests in the vehicles and any proceeds of the sale of the vehicles. MART will purchase the receivables from MMCA under a purchase agreement and will simultaneously sell the receivables to the trust under a sale and servicing agreement. Each agreement will provide for some of the receivables to be sold on ________, 1999, which will be on or before the date of the issuance of the notes. Each of those agreements will also provide for receivables sales after that date during the Pre-Funding Period. The receivables sold will be selected from those owned by MMCA based on the criteria specified in the sale and servicing agreement and described in this prospectus.

      The receivables to be purchased by the trust on __________, 1999 had an aggregate principal balance of $____________, calculated as of ___________ __, 1999. $________ aggregate principal amount of those receivables include Balloon Payments. None of the receivables included in the trust will have a final scheduled maturity later than ______ __, 200_.

      The principal balance of the receivables in the trust on any date will equal the aggregate principal balance of the receivables in the trust at the end of the preceding calendar month, or with respect to any date during October 1999, the principal balance of the receivables in the trust on ____ __, 1999 less the sum of the following amounts with respect to the preceding month:

      o     principal payments on receivables received from obligors;

      o amounts to be remitted by the servicer or MART as the purchase price for receivables they are required to repurchase from the trust;

      o     advances made by the servicer; and

      o the principal balance of receivables which defaulted during that month.

SELECTION CRITERIA

      The receivables will be purchased by MMCA from dealers in the ordinary course of business in accordance with MMCA's underwriting standards. The receivables were selected and will be selected from MMCA's portfolio by several criteria, including:

      o each receivable is secured by a new or used automobile or light-duty truck;

      o each receivable has an annual percentage rate of at least 0% and not more than 30%;

      o each receivable had an original maturity of not more than 61 months;

      o each receivable had an original principal balance, net of unearned precomputed finance charges, of not more than $60,000 and a remaining principal balance of not less than $100 as of the related Cutoff Date;

      o no receivable was more than 30 days delinquent with respect to more than 10% of a payment as of the related Cutoff Date;

      o no receivable had been pre-paid by more than six monthly payments as of the related Cutoff Date.

      o     no financed vehicle had been repossessed as of the related
            Cutoff Date;

      o     each receivable is an installment sale contract;

      o each receivable is an Actuarial Receivable or a Simple Interest Receivable, and may also be a Balloon Payment Receivable;

      o     each receivable was originated during or after [September
            1995];

      o no receivable was due from an obligor who, as of the related Cutoff Date, was the subject of a proceeding under the United States Bankruptcy Code; and

      o each receivable was originated in the United States by a dealer for the consumer or commercial sale of a financed vehicle in the ordinary course of that dealer's business.

      In addition, during the Pre-Funding Period, MART will transfer separate groups of receivables to the trust. Each group of receivables transferred to the trust during the Pre-Funding Period will have the following characteristics:

      o the weighted average remaining maturity of the receivables in that group will not be more than __ months after the date that group of receivables was transferred to the trust; and

      o the aggregate Balloon Payments of the receivables in that group as a percentage of the aggregate principal balance of the receivables in that group will not be more than __%.

      The receivables transferred to the trust on ________ __, 1999 will be approximately __% of the sum of the initial principal amount of the notes and the initial principal amount of the certificates. The receivables transferred to the trust during the Pre-Funding Period will have no required characteristics except for the criteria described in the preceding paragraph and in "The Sale and Servicing Agreement and the Trust Agreement-Sale and Assignment." Following each transfer, the aggregate characteristics of the entire pool of receivables, including the composition of the receivables, the geographic distribution of the receivables and the distribution by the annual percentage rate of the receivables described in the following tables, may vary from those of the receivables transferred to the trust on ________ __, 1999. Following the end of the Pre-Funding Period, MART will file a report with the Securities and Exchange Commission on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of the entire pool of receivables.

CHARACTERISTICS OF THE RECEIVABLES SOLD TO THE TRUST ON ________ __, 1999

      The following tables set forth

      o the composition of the receivables sold to the trust on __________, 1999, calculated as of _______ __, 1999; and

      o the geographic distribution and distribution by annual percentage rate of the principal balance of the receivables sold to the trust on ____________, 1999, calculated as of _______ __, 1999.

      See "The Receivables Pool--Balloon Payment Receivables."


   COMPOSITION OF THE RECEIVABLES SOLD TO THE TRUST ON ______ __, 1999,
                     CALCULATED AS OF _______ __, 1999

Balance of Receivables Pool.................................      $
Level Pay Balance of Receivables Pool.......................      $
Balloon Payment Balance of Receivables Pool.................      $
Number of Receivables.......................................
Average Principal Balance...................................      $
      (Range)...............................................   $     to $
Average Original Amount Financed............................      $
      (Range)...............................................   $     to $
Average Level Pay Balance...................................   $
      (Range)...............................................   $     to $
Average Balloon Payment Principal Balance(1)................   $
      (Range)...............................................   $     to $
Average Balloon Payment Principal Balance as a
     Percentage of the Average Principal
     Balance of the Balloon Payment Receivables.............                %
Weighted Average Annual Percentage Rate.....................                %
      (Range)...............................................        % to    %
Weighted Average Original Term to Maturity..................            months
      (Range)............................................... months to  months
Weighted Average Remaining Term to Maturity.................            months
      (Range)............................................... months to  months
-----------

      (1) Based on Balloon Payment Receivables balances only.



         GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES SOLD TO THE TRUST ON
           _________ __, 1999, CALCULATED AS OF _______ __, 1999


                          PERCENTAGE OF                          PERCENTAGE OF
                            PRINCIPAL                              PRINCIPAL
                           BALANCE OF                              BALANCE OF
                           RECEIVABLES                            RECEIVABLES
STATE(1)                      POOL      STATE                        POOL
-----                         ----      -----                        ----
Alabama..................           %   Montana.................             %
Alaska...................               Nebraska................
Arizona..................               Nevada..................
Arkansas.................               New Hampshire...........
California...............               New Jersey..............
Colorado.................               New Mexico..............
Connecticut..............               New York................
Delaware.................               North Carolina..........
District of Columbia.....               North Dakota............
Florida..................               Ohio....................
Georgia..................               Oklahoma................
Hawaii...................               Oregon..................
Idaho....................               Pennsylvania............
Illinois.................               Puerto Rico.............
Indiana..................               Rhode Island............
Iowa.....................               South Carolina..........
Kansas...................               South Dakota............
Kentucky.................               Tennessee...............
Louisiana................               Texas...................
Maine....................               Utah....................
Maryland.................               Vermont.................
Massachusetts............               Virginia................
Michigan.................               Washington..............
Minnesota................               West Virginia...........
Mississippi..............               Wisconsin...............
Missouri.................               Wyoming.................
                                                                 -------------
                                       Total                           100.00%
                                                                 =============
-----------

      (1) Geographic distribution is based on the current billing addresses of the obligors.

      (2)   Percentages may not add to 100.00% due to rounding.



     DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES SOLD TO THE TRUST ON _________ __, 1999, CALCULATED AS OF _________ __, 1999


                                                                  PERCENTAGE
                                                   PRINCIPAL     OF PRINCIPAL
                                                   BALANCE OF     BALANCE OF
                                     NUMBER OF    RECEIVABLES     RECEIVABLES
ANNUAL PERCENTAGE RATE RANGE (%)    RECEIVABLES     POOL(1)         POOL(2)
--------------------------------    -----------   -----------    ------------
0.00 to 0.99.......................               $                        %
1.00 to 1.99.......................
2.00 to 2.99.......................
3.00 to 3.99.......................
4.00 to 4.99.......................
5.00 to 5.99.......................
6.00 to 6.99.......................
7.00 to 7.99.......................
8.00 to 8.99.......................
9.00 to 9.99.......................
10.00 to 10.99.....................
11.00 to 11.99.....................
12.00 to 12.99.....................
13.00 to 13.99.....................
14.00 to 14.99.....................
15.00 to 15.99.....................
16.00 to 16.99.....................
17.00 to 17.99.....................
18.00 to 18.99.....................
19.00 to 19.99.....................
20.00 to 20.99.....................
21.00 to 21.99.....................
22.00 to 22.99.....................
23.00 to 23.99.....................
                                    -----------   -----------    ------------
Total..............................               $                       %
                                    ===========   ===========    ============
-----------

      (1) Remaining principal balance for Simple Interest Receivables, and the present value of scheduled remaining payments for Actuarial Receivables.

      (2)   Percentage may not add to 100.00% due to rounding.


      Approximately ____% of the total number of receivables, which is approximately _____% of the principal balance of the receivables pool, calculated as of _______ __, 1999, relate to new automobiles and light-duty trucks. Substantially all of the new automobiles and light-duty trucks were manufactured or distributed by Mitsubishi Motors.

      Approximately ____% of the total number of receivables, which is approximately ____% of the principal balance of the receivables pool, calculated as of ___________ __, 1999, relate to used automobiles and light-duty trucks.

      Approximately ____% of the total number of receivables, which is approximately ____% of the principal balance of the receivables, calculated as of __________ __, 1999, relate to program automobiles and light-duty trucks. Program automobiles are vehicles which dealers have acquired under a remarketing program administered by MMCA. This program allows dealers to offer to purchasers of program automobiles the same rate of interest and terms offered to new car buyers. Program vehicles are primarily automobiles returned to MMCA by rental car companies, but also include off-lease MMCA company and employee lease vehicles and MMCA pool cars.

      Approximately ____% of the total number of receivables, which is approximately ____% of the principal balance of the receivables pool, calculated as of ________ __, 1999 relate to refinanced program automobiles and light-duty trucks manufactured in prior model years which are financed at the original rates set forth in the related receivables or at used vehicle rates.

PAYMENT METHODS

      Approximately ____% of the principal balance of the receivables transferred to the trust on _________ ___, 1999, calculated as of __________ __, 1999, was attributable to Actuarial Receivables, excluding Actuarial Receivables based on the Rule of 78's, as described in the next paragraph. An Actuarial Receivable provides for the amortization of the loan over a series of equal monthly installments. Each monthly installment is deemed to consist of an amount of interest equal to one-twelfth of the stated annual percentage rate of the loan multiplied by the scheduled principal balance. The remainder of the scheduled payment is applied to principal. No adjustment is typically made in the event of early or late payments, although in the case of a late payment the obligor may be subject to a late payment charge.

      Approximately ____% of the principal balance of the receivables transferred to the trust on ___________ ___, 1999, calculated as of __________ __, 1999, was attributable to Actuarial Receivables which provide for a refund of a portion of the interest paid if the Actuarial Receivable is prepaid in full. The amount payable will be determined in accordance with the "Rule of 78's". If an Actuarial Receivable is prepaid in full, the excess of the amount that would be due using the Rule of 78's method over the amount that would be payable upon that prepayment using the actuarial method will not be used to make payments due to noteholders but will be paid to the servicer.

      Approximately ____% of the balance of the receivables transferred to the trust as of ___________ ___, 1999, calculated as of __________ __,
1999, was attributable to Simple Interest Receivables, including Simple Interest Receivables of the type described in the next paragraph. A Simple Interest Receivable, like an Actuarial Receivable, also provides for the amortization of the loan over a series of equal monthly installments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment under a Simple Interest Receivable consists of an installment of interest which is equal to the principal balance of the receivable actually outstanding, as opposed to scheduled, at the time of calculation multiplied by the stated annual percentage rate and further multiplied by the period elapsed, as a fraction of a calendar year since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before the date on which the installment is due, the interest portion of the payment will be less than it would have been had the payment been made as scheduled, and the principal portion of the payment will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after the date on which it is due, the interest portion of the payment will be greater than it would have been had the payment been made when due and the principal portion of the payment will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. In the case of a Balloon Payment Receivable that is also a Simple Interest Receivable, the remaining principal balance on the due date of the receivable may be greater or less than the scheduled Balloon Payment on the receivable. In November 1996, MMCA began phasing out Actuarial Receivables in favor of Simple Interest Receivables.

      Approximately ____% of the balance of the receivables transferred to the trust on __________ ___, 1999, calculated as of __________ __, 1999, was attributable to Simple Interest Receivables that are subject to a cap on the aggregate amount of interest to be paid during the term of those receivables.
 If the obligor on a capped receivable
consistently makes scheduled payments after the date on which the scheduled payments are due, the amount of interest accrued over the term of the loan will be less than would be the case in the absence of the cap. If, as a result of those delinquencies, the aggregate amount of interest paid under the receivable reaches the lifetime cap, no further interest will accrue and each scheduled payment due thereafter will be applied to the reduction of principal.

      Approximately ____% of the balance of the receivables transferred to the trust on _________ ___, 1999, calculated as of __________ __, 1999, was attributable to Balloon Payment Receivables. A Balloon Payment receivable may be either a Simple Interest Receivable or an Actuarial Receivable. See "- Balloon Payment Receivables" below.

BALLOON PAYMENT RECEIVABLES

      Balloon Payment Receivables provide for the loan to amortize over a series of equal monthly installments, but also provide for a substantially larger final scheduled payment of principal together with one month's interest. This final payment is known as a "Balloon Payment" and is due at the end of the term of the receivable. MMCA sets the Balloon Payment for a particular model of vehicle at the time the contract is entered into. The net amount actually due from an obligor at the end of term of a Balloon Payment Receivable may be greater or less than the Balloon Payment as a result of:

      o in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the receivable and the application of day counting conventions; and

      o in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract or the financed vehicle, including charges for excess wear and tear and excess mileage on the financed vehicle.

      Obligors may prepay the receivables in full at any time. Prepayments may also result from liquidations due to default, the receipt of insurance proceeds after destruction or theft of the financed vehicle and purchases of the receivable by MART or the servicer as a result of uncured breaches of representations and warranties in the sale and servicing agreement. See "-- Maturity and Prepayment Considerations."

      Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:

      o paying the remaining principal amount of the receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing;

      o refinancing the net amount then due, which may be greater or less than the Balloon Payment, subject to several conditions; or

      o selling the related financed vehicle to MMCA or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the receivable over the Balloon Payment to MMCA.

      If the obligor sells the financed vehicle to MMCA, acting on behalf of the trust, it is anticipated that the trust will not receive the full amount of the Balloon Payment upon the subsequent sale of the financed vehicle. MMCA sets the Balloon Payment for a particular model at the time of origination of the related contract by reference to its estimate of the wholesale market value of the model at the end of the contract's term. However, in connection with sales incentive programs for particular models, MMCA may increase the Balloon Payments to levels above its estimate of the wholesale market values at the end of their respective contract terms, in order to stimulate sales of particular models by reducing the amount of the monthly installments which would be owed by obligors.

      If there is a total loss of the automobile or light-duty truck caused by its theft or physical damage, MMCA does not require the obligor under a receivable providing for a Balloon Payment Receivable to pay the difference between the amount owed in respect of the receivable as of the date of the total loss and insurance proceeds, including payment by the obligor of any applicable deductible, received with respect to the financed vehicle. MMCA will instead reduce the principal amount of the Balloon Payment by that amount.

      If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the Available Funds available to pay the Total Required Payment and to make any required transfers from the collection account to the reserve account and the supplemental reserve account. None of MMCA, the servicer, MART or the trust will have any recourse to the obligor for any shortfall, nor will MMCA, the servicer or MART be obligated to pay any shortfall to the trust.

DEFAULTED RECEIVABLES

      A receivable, other than a receivable which has been purchased from the trust by MART or the servicer, will be considered to have defaulted if:

      o the related financed vehicle has been repossessed and liquidated;

      o more than 10% of a scheduled payment is 120 or more days past due as of the end of the month in which the payment was due and the servicer has not repossessed the related financed vehicle; or

      o the servicer has determined, in accordance with its customary standards, policies and procedures, that eventual payment in full, excluding charges for excess wear and tear or excess mileage, of the receivable is unlikely and has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for a period which may not exceed 90 days.

MATURITY AND PREPAYMENT CONSIDERATIONS

      The weighted average life of the notes will generally be influenced by the rate of payment of principal balances of the receivables. This payment may be in the form of scheduled payments or prepayments. Prepayments in full on Actuarial Receivables and Simple Interest Receivables and partial prepayments on Simple Interest Receivables generally will have the effect of reducing the weighted average life of the notes. Delinquencies by obligors under Simple Interest Receivables and extensions and payment deferrals on any type of receivable generally will have the effect of increasing the weighted average life of the notes. "Prepayments" for these purposes includes the following circumstances:

      o Prepayments in full and partial prepayments. The obligors may prepay the receivables in full or in part.

      o Mandatory prepayments. An obligor may be required to prepay a receivable because of, among other things, the sale, insured loss or other disposition of the related vehicle or the receivable becoming defaulted.

      o Repurchases of the receivables by MART or the servicer. MART or the servicer may be required to repurchase a receivable from the trust if certain breaches of representations and warranties materially and adversely affect the receivable.

      In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes on each date payment on the notes is due. Such amount will depend, in part, on the amount of principal collected on the receivables during the preceding calendar month. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders.

      In addition, if MMCA or any affiliate of MMCA maintains any program that encourages prepayments, prepayments may increase. MMCA currently maintains a program that offers attractive terms to obligors to prepay their accounts and return their vehicles early if they purchase a new vehicle manufactured by Mitsubishi Motors or an affiliate. This program may encourage prepayments. The effect of such programs on prepayments cannot be predicted and MMCA is not required to establish or maintain any program.

      Prepayments on the receivables can be measured relative to a prepayment standard or model. This prospectus uses the Absolute Prepayment Model ("ABS"). The ABS assumes that a certain percentage of the receivables in a pool will be repaid each month. It also assumes that all the receivables are the same size and amortize at the same rate. The final assumption is that each receivable will either be paid as scheduled or be prepaid in full in any given month. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables purchased by the trust.

      Approximately ____% of the balance of the receivables transferred to the trust on _______ __, 1999, calculated as of __________ __, 2000, consists of the principal balance of the Balloon Payments. Accordingly, a portion of the principal amount of the notes is expected to be paid from Balloon Payments. All of the Balloon Payments are due between _______ __, 2000 and ________ __, 200_. Accordingly, significant payments of principal are likely to be made during that period. The average principal balance of those Balloon Payments are approximately $_________, which is approximately ____% of the average principal balance of one of those receivables.

      The tables relating to ABS captioned "Projected Class A-1 Note Amortization", "Projected Class A-2 Note Amortization", "Projected Class A-3 Note Amortization" and "Projected Class A-4 Note Amortization" assume that:

      o the Yield Supplement Amount is deposited into the collection account each period;

      o the Negative Carry Amount is deposited into the collection account each period;

      o the amount deposited into the pre-funding account on _________ __, 1999 is applied in its entirety to the purchase of contracts transferred to the trust during the Pre-Funding Period and to make the related deposits to the reserve account, the yield supplement account and the payahead account;

      o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

      o each scheduled monthly payment on the receivables is made on the last day of each month, and each month has 30 days;

      o payments on the notes are made on each payment date, which is assumed to be the 15th day of each applicable month;

      o the first date on which receivables will be transferred to the trust is ___________ __, 1999;

      o     the servicer exercises its option to purchase the receivables;
            and

      o MMCA's program to manage end-of-term risks and mitigate returned vehicle losses by offering attractive terms to obligors to prepay their receivables and return their vehicle early, if they purchase a new Mitsubishi Motor vehicle, does not extend to the receivables.

      The ABS Tables indicate the percent of the initial principal balance of each class of the notes projected to be outstanding after each of the payment dates.

      For purposes of creating the ABS Tables, the receivables have been aggregated into different hypothetical pools.

      The receivables transferred to the trust on _________ __, 1999 have been divided into four hypothetical pools made up of receivables that have equal scheduled monthly payments that fully amortize those receivables. These hypothetical pools have the following characteristics:

                                                   Weighted       Weighted
                                                    Average        Average
LEVEL              Aggregate      Weighted      Original Term   Remaining Term
PAYMENT            Principal   Average Annual    to Maturity     to Maturity
POOL                Balance    Percentage Rate   (in months)     (in months)
----                -------    ---------------   -----------     -----------
1  ............... $                         %
2  ...............
3  ...............
4  ...............


     The receivables transferred to the trust on _________ ___, 1999 also have been divided into four hypothetical pools made up of balloon payment receivables. These hypothetical pools have the following characteristics:

                                                   Weighted       Weighted
                                                    Average        Average
BALLOON            Aggregate      Weighted      Original Term   Remaining Term
PAYMENT            Principal   Average Annual    to Maturity     to Maturity
POOL                Balance    Percentage Rate   (in months)     (in months)
----                -------    ---------------   -----------     -----------
1  ............... $                        %
2  ...............
3  ...............
4  ...............


     The receivables to be transferred to the trust during the Pre-Funding Period have been divided into four hypothetical pools made up of receivables that have equal monthly payments that fully amortize those receivables. These hypothetical pools have the following characteristics:

                                                   Weighted       Weighted
                                                    Average        Average
LEVEL              Aggregate      Weighted      Original Term   Remaining Term
PAYMENT            Principal   Average Annual    to Maturity     to Maturity
POOL                Balance    Percentage Rate   (in months)     (in months)
----                -------    ---------------   -----------     -----------
1  ............... $                        %
2  ...............
3  ...............
4  ...............


      The receivables transferred to the trust during the Pre-Funding Period have been divided into four hypothetical pools made up of balloon payment receivables. These hypothetical pools have the following characteristics:

                                                  Weighted         Weighted
                                                   Average         Average
BALLOON            Aggregate      Weighted      Original Term   Remaining Term
PAYMENT            Principal   Average Annual    to Maturity     to Maturity
POOL                Balance    Percentage Rate   (in months)     (in months)
----                -------    ---------------   -----------     -----------
1  ............... $                        %
2  ...............
3  ...............
4  ...............


     The actual characteristics and performance of the receivables in the trust will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flow might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables. In addition, the characteristics of the receivables transferred to the trust on _________ __, 1999 are expected to be different from those transferred to the trust during the Pre-Funding Period. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time, as well as collections of interest and principal on receivables. See"-Selection Criteria."

  THE APM TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE AND SHOULD BE READ IN CONJUNCTION THEREWITH.


                   PROJECTED CLASS A-1 NOTE AMORTIZATION

                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT



                                       CLASS A-1 NOTE BALANCE (%)
                               --------------------------------------------
PAYMENT DATE                   0.0% ABS    1.0% ABS    1.5% ABS    2.0% ABS
------------                   --------    --------    --------    --------

                                 100          100         100         100






                               --------    --------    --------    --------

Weighted Average Life (yrs)...



                   PROJECTED CLASS A-2 NOTE AMORTIZATION

                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT


                                          CLASS A-2 NOTE BALANCE (%)
                               --------------------------------------------
PAYMENT DATE                   0.0% ABS    1.0%ABS     1.5% ABS    2.0% ABS
------------                   --------    -------     --------    --------

                                  100        100          100          100






                               --------    -------     --------    --------

Weighted Average Life (yrs)....



                   PROJECTED CLASS A-3 NOTE AMORTIZATION

                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT



                                          CLASS A-3 NOTE BALANCE (%)
                               --------------------------------------------
PAYMENT DATE                   0.0% ABS    1.0% ABS    1.5% ABS    2.0% ABS
------------                   --------    --------    --------    --------

                                  100        100         100         100






                               --------    --------    --------    --------

Weighted Average Life (yrs)....



                   PROJECTED CLASS A-4 NOTE AMORTIZATION

                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT


                                          CLASS A-4 NOTE BALANCE (%)
                               --------------------------------------------
PAYMENT DATE                   0.0% ABS    1.0% ABS    1.5% ABS    2.0% ABS
------------                   --------    --------    --------    --------

                                  100        100          100         100







                               --------    --------    --------    --------

Weighted Average Life (yrs)....



          HOW NOTEHOLDERS CAN COMPUTE THEIR PORTION OF THE AMOUNT
                          OUTSTANDING ON THE NOTES

      The servicer's monthly report will give the noteholders, a factor that can be used to compute the portion of the principal amount outstanding on the notes.

      How the Servicer Computes the Factor For Each Class of Notes. The servicer will compute a separate factor for each class of notes prior to each distribution for that class. This factor will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to that class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on that payment date, as a fraction of the initial outstanding principal amount of that class of notes.

      Portion of the Outstanding Amount of the Notes. For each note, the portion outstanding is the product of:

      o     the original denomination of the note; and

      o the factor relating to that class of notes computed by the servicer in the manner described above.

      The Factors Described Above Will Decline as the Trust Makes Payments on the Securities.

      Each of the factors described above will initially be 1.0000000. They will decline as the principal amount of the applicable class of notes is reduced by scheduled payments, prepayments, liquidations of the receivables and prepayment arising from application of funds in the pre-funding account. The addition of receivables to the trust will not change any of these factors.


                              USE OF PROCEEDS

      The net proceeds from the sale of the notes will be applied by the trust:

      o     to the purchase of the receivables from MART;

      o     to make the required deposits into the pre-funding account;

      o     to make the required deposits into the negative carry account;

      o     to make the required deposits into the payahead account

      o     to make the required deposits into the yield supplement account;
            and

      o     to make the required deposits into the reserve account.


                        MMCA AUTO RECEIVABLES TRUST

      MART was established as a business trust in the State of Delaware on May 19, 1999. MMCA is the sole beneficial owner of MART. MART was established for limited purposes, which include purchasing receivables from MMCA, transferring the receivables to third parties and any activities related to those purposes. MART's principal executive offices are located at 6363 Katella Avenue, Cypress, California 90630-5205. MART's telephone number is (714) 236-1614.

      In structuring these transactions MART has taken steps intended to ensure that the voluntary or involuntary application for relief by MMCA under the United States Bankruptcy Code or similar state laws will not cause the assets and liabilities of MART to be consolidated with those of MMCA. These steps include the maintenance of MART as a separate, limited-purpose entity. The trust agreement by which MART was formed and which governs MART's activities restricts the nature of MART's business and MART's ability to commence a voluntary case or proceeding under any insolvency law without the unanimous vote of all of its managers. However, there can be no assurance that the activities of MART would not result in a court concluding that its assets and liabilities should be consolidated with those of MMCA in an insolvency proceeding.

      MART's counsel has advised that it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of MART and consolidate its assets and liabilities with the assets and liabilities of MMCA if MMCA filed for bankruptcy protection. MART's counsel has assumed that MART will follow various procedures in the conduct of its affairs, including maintaining records and books of account separate from those of MMCA, refraining from commingling its assets with those of MMCA and refraining from holding itself out as having agreed to pay, or being liable for, the debts of MMCA. MART intends to follow and has represented to that counsel that it will follow these and other procedures related to maintaining its separate legal identity. However, if MART does not follow those procedures, a court could conclude that the assets and liabilities of MART should be consolidated with those of MMCA. If a court were to reach that conclusion, or if a filing were made under any insolvency law by or against MART, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the notes could occur or reductions in the amounts of the payments could result.


                                THE SERVICER

      MMCA is a Delaware corporation which primarily provides retail and wholesale financing, retail leasing and other financial services to authorized Mitsubishi Motors automobile and light-duty truck dealers and their customers in the United States. MMCA was incorporated in August 1990 and commenced operations in March 1991.

      MMCA is a wholly-owned subsidiary of MMSA, a California corporation which is engaged in the wholesale distribution of automobiles and light-duty trucks throughout the United States manufactured by Mitsubishi Motors Corporation and its affiliates. MMSA is a subsidiary of Mitsubishi Motors Corporation, a Japanese corporation that is a worldwide manufacturer and distributor of motor vehicles and light-duty trucks. Mitsubishi Motors Corporation owns 97.20% of the stock of MMSA. Mitsubishi Corporation, a Japanese corporation that is a worldwide general trading company, owns 2.00% of the stock of MMSA. Mitsubishi International Corporation, a New York corporation that is a worldwide trading company and a wholly-owned subsidiary of Mitsubishi Corporation, owns 0.80% of the stock of MMSA.

      MMCA's national headquarters is located at 6363 Katella Avenue, Cypress, CA 90630-5205. Its telephone number is (714) 236-1500.


                             TERMS OF THE NOTES

PRINCIPAL AMOUNT AND INTEREST RATES

      The trust will issue $____________ aggregate principal amount of asset-backed notes pursuant to an indenture to be dated as of __________ __, 1999, between the trust and Bank of Tokyo-Mitsubishi Trust Company, in its capacity as indenture trustee.

      The notes will be issued in four classes:

      o     $_________ aggregate principal amount of     % Class A-1 notes;

      o     $_________ aggregate principal amount of     % Class A-2 notes;

      o     $_________ aggregate principal amount of     % Class A-3 notes;
            and

      o     $_________ aggregate principal amount of     % Class A-4 notes.

      A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the notes, the indenture, the trust agreement and the sale and servicing agreement.

INTEREST PAYABLE

      The notes will bear interest at the following annual rates:

      o     the Class A-1 notes:      %;

      o     the Class A-2 notes:      %;

      o     the Class A-3 notes:      %; and

      o     the Class A-4 notes:      %.

      Interest on the outstanding principal amount of each class of notes will accrue at the applicable interest rate and will be payable to the applicable noteholders on the 15th of each month. If the 15th of the month is not a business day, the payment will be made on the next following business day. The first payment will be made on __ __, 1999. Payments will be made to noteholders as of each record date. The record date will be the business day preceding each payment date. If notes in fully registered, certificated form are issued, the record date will be as of the 15th day of the preceding month. If that day is not a business day the record date will be the preceding business day.

      Calculation of interest. Interest will accrue during each interest period and will be calculated on the notes as follows:

      o Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed and a 360-day year.

      o 30/360. Interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be calculated on the basis of a 360-day year of twelve 30-day months.

      o Unpaid Interest Accrues. Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

      Interest Periods. The Class A-1 Notes: Interest payable on the Class A-1 Notes on each payment date will accrue from the previous payment date through the day before the current payment date. For the first payment date, interest will accrue from _______, 1999 through ______, 1999.

      The Class A-2 Notes, Class A-3 Notes and Class A-4 Notes: Interest payable on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes on each payment date will accrue from the 15th of the month preceding the payment date through the 14th of the month of the payment date. For the first payment date interest will accrue from ______, 1999 through _____, 1999.

      Priority of Interest Payments. Funds to make interest payments on the notes will generally come from the Available Funds remaining after the payment of the servicing fee for the related month plus any portion of the servicing fee that remains unpaid from prior months. If the Available Funds remaining are insufficient, the interest will be paid from amounts on deposit in the supplemental reserve account. If those funds are insufficient also, interest will then be paid from amounts on deposit in the reserve account.

      Interest payments to all classes of notes will have the same priority of payment. If the amount available for interest payments were less than the amount of interest payable on the notes on any payment date, each class of noteholders would receive its ratable share of the aggregate amount available to be distributed in respect of interest on the notes.

      Event of Default. An event of default under the indenture will occur if the full amount of interest due on all classes of notes is not paid within five days after the payment date on which the interest is due. No distributions will be made on the certificates on any payment date until the interest and principal payable on the notes on that payment date are paid in full.

PRINCIPAL PAYABLE

      On each payment date, principal payments will be made to the noteholders in an amount equal in the aggregate to the Principal Distribution Amount for that payment date, subject to several limitations. Certificateholders will not be entitled to receive payments of principal until all classes of notes have been paid in full. Following the occurrence and during the continuation of an event of default under the indenture resulting in an acceleration of the notes, the noteholders will be paid in full before any distributions may be made on the certificates. See "--Indenture Cash Flows" and "--The Reserve Account and Supplemental Reserve Account."

      On each payment date, an amount equal to the Principal Distribution Amount will be paid:

      o to the holders of the Class A-1 notes, until the Class A-1 notes have been paid in full;

      o after the Class A-1 notes are paid in full, to the holders of the Class A-2 notes, until the Class A-2 notes have been paid in full;

      o after the Class A-2 notes are paid in full, to the holders of the Class A-3 notes, until the Class A-3 notes have been paid in full; and

      o after the Class A-3 notes are paid in full, to the holders of the Class A-4 notes, until the Class A-4 notes have been paid in full.

      Event of default under the indenture. Payments on the notes may be accelerated upon an event of default under the indenture. If this occurs, the order of priority for principal payments on the notes will change. Amounts available to pay principal on the notes will be paid to the holders of all classes of notes, without priority or preference of any kind. See "- Indenture Cash Flows-Monthly Withdrawals From the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes."

      Scheduled Final Payment Dates. Any outstanding principal balance of each class of notes will be payable in full on the final payment date in the months specified below:

      o     for the Class A-1 notes, ________  _____;

      o     for the Class A-2 notes, ________  _____;

      o     for the Class A-3 notes, ________  _____; and

      o     for the Class A-4 notes, ________  _____.

      The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the these dates due to a variety of factors, including those described under "Risk Factors -- Risk that You May Be Required to Reinvest Your Principal in the Notes at a Lower Rate of Return Because of Prepayments on the Notes" and "The Receivables Pool--Maturity and Prepayment Considerations."

MANDATORY REDEMPTION

      On the payment date on or immediately following the last day of the Pre-Funding Period, any funds remaining in the pre-funding account, after giving effect to the purchase of all receivables purchased, during the Pre-Funding Period, exclusive of any net earnings from the investment of funds on deposit in the pre-funding account will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the Principal Distribution Amount. Although the pre-funding account will be funded in an amount that MART anticipates will allow the trust to acquire receivables during the Pre-Funding Period in an aggregate principal amount approximately equal to the amount on deposit in the pre-funding account, it is unlikely that the aggregate principal amount of those receivables will exactly equal the amount on deposit in the pre-funding account, and it is likely that at least a nominal amount of principal will be prepaid to the noteholders at the end of the Pre-Funding Period.

OPTIONAL REDEMPTION

      All of the outstanding notes and certificates will be redeemed on any payment date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables on any payment date with on which the principal balance of the receivables pool as of the end of the preceding calendar month is 10% or less of the Initial Pool Balance. The redemption price will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest thereon, together with the unpaid principal amount of the certificates.

THE INDENTURE TRUSTEE

      Bank of Tokyo-Mitsubishi Trust Company, a New York banking corporation, will be the indenture trustee. The indenture trustee's Corporate Trust Office is located at 1251 Avenue of the Americas, New York, New York 10020-1104. MART, the servicer, and their respective affiliates may have other banking relationships with the indenture trustee and its affiliates in the ordinary course of their businesses.

THE TRUST'S BANK ACCOUNTS

      The servicer will establish and maintain the following trust accounts:

      o a collection account into which payments made on receivables and advances made by the servicer will be deposited.

      o a pre-funding account in which $_____________ will be deposited on __________ __, 1999.

      o a note payment account in which amounts released from the collection account for distribution to noteholders will be deposited and from which all payments to noteholders will be made;

      o any certificate distribution account in which amounts released from the collection account for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made; and

      o a payahead account in which early payments by obligors of less than the remaining balance of Actuarial Receivables will be deposited until the time as the payment on such receivables falls due or until those funds are applied to shortfalls in the scheduled payments with respect to those receivables.

      Amounts on deposit in the reserve account, the supplemental reserve account, the negative carry account and the yield supplement account may be transferred into the collection account from time to time, other than some amounts payable to the servicer under the sale and servicing agreement that are not required to be transferred to the collection account.

      The Servicer will establish the pre-funding account, the payahead account, the reserve account, the supplemental reserve account and the yield supplement account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. The Servicer will establish the note payment account and the negative carry account in the name of the indenture trustee for the exclusive benefit of the noteholders. MART will establish the certificate distribution account in the name of the indenture trustee for the exclusive benefit of the certificateholders.

      On ___, 1999, MART will deposit to the payahead account the early payments with respect to Actuarial Receivables which were received during the period from ____ 1999 to ____, 1999. On each date during the Pre-Funding Period on which receivables are transferred to the trust, the indenture trustee will withdraw from the pre-funding account and deposit to the payahead account any early payments with respect to Actuarial Receivables transferred to the trust on that date which were received prior to the related Cutoff Date.

      Funds in the collection account, the pre-funding account, the payahead account, the reserve account, the supplemental reserve account, the negative carry account and the yield supplement account will be invested in investments as permitted by the sale and servicing agreement, which generally will be limited to investments acceptable to each of Moody's and S&P as being consistent with the ratings of the notes. Investments permitted by the sale and servicing agreement will be limited to obligations or securities that mature not later than the business day immediately preceding the next payment date or the date on which payment is due, in the case of early payments with respect to Actuarial Receivables on deposit in the payahead account. Any earnings, net of losses and investment expenses, on amounts on deposit in the collection account will be paid to the certificateholders. Any earnings, net of losses and investment expenses, on amounts on deposit in the payahead account will be paid to the servicer as additional servicing compensation and will not be available to noteholders, and any earnings, net of losses and investment expenses on, and any amounts released from the reserve account, the supplemental reserve account, the negative carry account and the yield supplement account will be distributed to MART. However, earnings on amounts on deposit in the reserve account, the supplemental reserve account and the negative carry account will be distributed to MART only to the extent that the amounts on deposit in those accounts exceed the required balances of those accounts.

THE YIELD SUPPLEMENT AGREEMENT

      Simultaneously with the sale and assignment on __________ __, 1999 of the receivables by MMCA to MART, MMCA and MART will enter into the yield supplement agreement. The yield supplement agreement will obligate MMCA to pay any Yield Supplement Amount to the trust on the business day prior to each payment date.

THE YIELD SUPPLEMENT ACCOUNT

      Payments of the Yield Supplement Amount due under the yield supplement agreement will be secured by funds on deposit in the yield supplement account. The yield supplement account has been established because the trust will own some receivables which have an annual percentage rate which is lower than the minimum annual percentage rate MART and MMCA have agreed is required to cover interest on the notes, the 1% servicing fee and anticipated losses on defaulted receivables. This minimum annual percentage rate has been set at the weighted average interest rate on the notes plus __ percentage points. However, if MMCA either obtains a letter of credit securing timely payment to the indenture trustee of amounts due from MMCA under the yield supplement agreement or otherwise satisfies several other conditions satisfactory to each of Moody's and S&P, then subject to the delivery of certain tax opinions the yield supplement account may be terminated. Any letter of credit related to the yield supplement agreement will be issued by a bank that has a debt rating sufficient to maintain the rating of each class of notes at the initial level at which it was rated by each of Moody's and S&P. If the rating of the letter of credit bank that issues the letter of credit is reduced below either of those ratings, the indenture trustee will be required to obtain a suitable replacement letter of credit, to obtain funds in the required amount for deposit in the yield supplement account or to draw the full amount available under the letter of credit and deposit those funds in the yield supplement account.

      On each payment date, after giving effect to payments on that date, the amount required to be on deposit in the yield supplement account or to be available under an acceptable letter of credit will be an amount equal to the sum of all projected Yield Supplement Amounts for all future payment dates, which will be determined assuming that future scheduled payments on the receivables are made on the dates they are scheduled. The amount on deposit in the yield supplement account will decrease as payments are made from that account with respect to the Yield Supplement Amounts and funds in excess of the maximum required balance are released to MART.

      MART Will Make Deposits into the Yield Supplement Account upon each Transfer of Receivables to the Trust. MART will make an initial deposit to the yield supplement account on ________ __, 1999, in the amount specified in the sale and servicing agreement. On each subsequent date on which receivables are transferred to the trust, the indenture trustee will make an additional deposit to the yield supplement account from funds on deposit in the pre-funding account that otherwise would be distributable to MART as payment for the receivables sold to the trust on that date, unless the yield supplement account has been replaced by an acceptable letter of credit on or prior to that date.

INDENTURE CASH FLOWS

      Deposits to the Collection Account; Calculations Made by the Servicer; Notice to the Indenture Trustee. On or before each payment date, the servicer will cause all payments on the receivables and all proceeds of the receivables in the collection account received by the servicer during the related calendar month to be deposited into the collection account, other than amounts payable to the servicer that are not required to be deposited into the collection account. On or before the seventh business day, but no later than the tenth calendar day of each month, the servicer will calculate the following for that payment date:

      o     the Available Funds;

      o     the Total Available Funds;

      o the servicing fee for that payment date plus any portion of the servicing fee that remains unpaid from prior payment dates;

      o     the Accrued Note Interest;

      o     the Scheduled Principal;

      o     the Principal Distribution Amount;

      o     the Negative Carry Amount; and

      o     the Yield Supplement Amount.

On or before each payment date, the servicer will deliver to the indenture trustee a certificate setting forth the deposits to and withdrawals from the collection account, the supplemental reserve account and the reserve account to be made on that payment date.

      Withdrawals from the Supplemental Reserve Account and the Reserve Account to Reimburse Advances. On each payment date, the indenture trustee will withdraw from the supplemental reserve account and pay to the servicer an amount equal to the lesser of:

      o the amount on deposit in the supplemental reserve account on that payment date, calculated prior to giving effect to any deposits or withdrawals on or relating to that payment date; and

      o the amount of advances due to be reimbursed on that payment date but not reimbursed from funds on deposit in the collection account.

      If the amount on deposit in the supplemental reserve account is insufficient to fully reimburse the servicer for advances due to be reimbursed on the applicable payment date, the indenture trustee will withdraw from the reserve account and pay to the servicer an amount equal to the lesser of:

      o the amount on deposit in the reserve account on that date, calculated prior to giving effect to any deposits or withdrawals from the reserve account on or relating to that payment date; and

      o the amount, if any, of advances due to be reimbursed on that payment date but not reimbursed from funds on deposit in the collection account or the supplemental reserve account.

      Withdrawals from the Supplemental Reserve Account and the Reserve Account to pay the Total Required Payment. If on any payment date the Total Required Payment is greater than the Available Funds, the indenture trustee will withdraw from the supplemental reserve account and deposit in the collection account an amount equal to the lesser of:

      o the amount on deposit in the supplemental reserve account on that payment date, calculated after any reimbursement of advances but prior to any deposits or other withdrawals from the supplemental reserve account relating to that payment date; and

      o the amount, if any, by which the Total Required Payment exceeds the Available Funds for that payment date.

      If the amount on deposit in the supplemental reserve account is insufficient to make up a shortfall in the Available Funds to pay the Total Required Payment, the indenture trustee will withdraw from the reserve account and deposit in the collection account an amount equal to the lesser of:

      o the amount on deposit in the reserve account on that payment date, calculated after any reimbursement of advances but prior to any deposits or other withdrawals relating to that payment date; and

      o the amount, if any, by which the Total Required Payment for that payment date exceeds the sum of the Available Funds and amounts withdrawn from the supplemental reserve account to pay the Total Required Payment.

      The Available Funds on any payment date will exclude all payments and proceeds of any receivables the purchase amount of which has been included in the Available Funds for a prior calendar month.

      Monthly Withdrawals from Collection Account. On each payment date, the indenture trustee will withdraw the Total Available Funds for the preceding calendar month from the collection account and make deposits, distributions and payments in the amounts and in the order of priority specified below:

      o to the servicer, the servicing fee due on that payment date, together with any portion of the servicing fee that remains unpaid from prior payment dates;

      o to the note payment account, the Accrued Note Interest for each class of notes;

      o     to the note payment account, the Principal Distribution Amount;

      o to the reserve account, the amount required to bring the amount in the reserve account up to the Specified Reserve Balance;

      o to the supplemental reserve account, the amount required to bring the amount in the supplemental reserve account up to the Maximum Supplemental Reserve Amount; and

      o to the certificate distribution account, any remaining Total Available Funds.

      On each payment date, the amount on deposit in the certificate distribution account will be distributed to the certificateholders.

      Notwithstanding the foregoing, following an acceleration of the maturity dates of notes following the occurrence of an event of default under the indenture, the Total Available Funds will be deposited in the note payment account for distribution in the order of priority set forth under "-- Monthly Withdrawals From the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes."

      Monthly Withdrawals From the Note Payment Account. On each payment date, unless the maturity dates of the notes have been accelerated following the occurrence of an event of default under the indenture, all amounts on deposit in the note payment account will be paid in the following order of priority:

      o to the noteholders, the Accrued Note Interest on the applicable class of notes;

      o to the Class A-1 noteholders, the Principal Distribution Amount until the Class A-1 notes have been paid in full;

      o following payment in full of the Class A-1 notes, to the Class A-2 noteholders, the Principal Distribution Amount until the Class A-2 notes have been paid in full;

      o following payment in full of the Class A-2 notes, to the Class A-3 noteholders, the Principal Distribution Amount until the Class A-3 notes have been paid in full; and

      o following payment in full of the Class A-3 notes, to the Class A-4 noteholders, the Principal Distribution Amount until the Class A-4 notes have been paid in full.

      Monthly Withdrawals From the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes. On each payment date occurring on or after the acceleration of the maturity dates of the notes following the occurrence of an event of default under the indenture, all amounts on deposit in the note payment account will be paid in the following order of priority:

      o to the indenture trustee, amounts due as compensation or indemnity payments pursuant to the terms of the indenture;

      o to the servicer, the amounts accrued and unpaid in respect of the servicing fee plus any portion of the servicing fee that remains unpaid from prior payment dates;

      o to the noteholders of all classes, the Accrued Note Interest on each class of notes;

      o to the noteholders of all classes without priority or preference of any kind, all unpaid principal on the notes pro rata in proportion to the respective principal balances of each class of notes until each of the classes has been paid in full; and

      o to the certificate distribution account, any amount remaining in the note payment account after each class of notes has been paid in full.

THE NEGATIVE CARRY ACCOUNT

      On ___________ __, 1999, MART will make an initial deposit of $ into the negative carry account. That amount is equal to the Maximum Negative Carry Amount as of __________ ___, 1999.

      During the Pre-Funding Period, the amounts on deposit in the pre-funding account will earn interest at a rate that is less than the weighted average interest rate on the notes. The amount on deposit in the negative carry account is intended to cover that shortfall. On each payment date during the Pre-Funding Period, the indenture trustee will withdraw the Negative Carry Amount for that payment date from the negative carry account and deposit such amount to the collection account as a part of the funds available to pay interest on notes.

THE RESERVE ACCOUNT AND SUPPLEMENTAL RESERVE ACCOUNT

      On ___________ __, 1999, MART will make an initial deposit to the reserve account of cash or investments permitted by the sale and servicing agreement having a value of $___________. That amount is equal to the principal balance of the receivables pool as of __________ __, 1999,
multiplied by      %. On each date after __________ __, 1999 on which
receivables are transferred to the trust, cash or investments permitted by the sale and servicing agreement having a value approximately equal to _____% of the aggregate principal balance as of the related Cutoff Date of the receivables transferred on that date will be withdrawn from the pre-funding account and deposited in the reserve account.

      On or before each payment date, the indenture trustee will make the following payments and deposits from funds in the supplemental reserve account:

      o to the servicer, an amount equal to any shortfall between the aggregate amount of advances that are due and payable to the servicer on that payment date and the aggregate amount of the collections on the receivables that are paid to the servicer on that payment date as reimbursement for those advances; and

      o to the collection account, an amount equal to any shortfall between the Total Required Payment for that payment date and the Available Funds allocable to pay the Total Required Payment.

      If there are insufficient funds in the supplemental reserve account on a particular payment date, the indenture trustee will make up any shortfall with funds in the reserve account which will be applied in the same order of priority.

      The reserve account and the supplemental reserve account will be funded on each payment date with the Available Funds remaining after payment of interest and principal on the notes on that payment date, in the following order of priority:

      o to the reserve account, an amount, equal to the excess, if any, of the Specified Reserve Balance for that payment date over the amount on deposit in the reserve account; and

      o to the supplemental reserve account, an amount equal to the excess, if any, of the Maximum Supplemental Reserve Amount for that payment date over the amount on deposit in the supplemental reserve account.

      MART will invest funds in the reserve account and the supplemental reserve account in investments as permitted by the sale and servicing agreement. If amounts on deposit in the reserve account and the supplemental reserve account on any date exceed the required balances in those accounts, after giving effect to withdrawals on that payment date, the excess will be withdrawn and paid to MART. The noteholders will not have any rights in, or claims to, any of those amounts paid to MART.

      Amounts in the reserve account and the supplemental reserve account are intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. If the amount withdrawn from the reserve account and the supplemental reserve account on any payment date to reimburse the servicer for advances and to cover shortfalls in Available Funds exceeds the amount on deposit in the reserve account and the supplemental reserve account, a temporary shortfall in the amounts distributed to the noteholders could result. In addition, depletion of the reserve account and the supplemental reserve account ultimately could result in losses to noteholders, as noteholders will have no recourse to the assets of MART as a source of payment.

      The servicer may request each of Moody's and S&P to approve a reduction in the Specified Reserve Balance or the Maximum Supplemental Reserve Amount or a change in the manner in which the reserve account or the supplemental reserve account is funded. If each of Moody's and S&P confirms that the requested action will not result in the qualification, reduction or withdrawal of its then-current rating of any class of notes, then the required balance of the account will be reduced. However, a reduction in the Specified Reserve Balance will also require the delivery of several tax opinions. The indenture will accordingly be amended to reflect the change in the required balance of the account without the consent of any noteholders.

SUBORDINATION OF THE CERTIFICATES

      The rights of certificateholders to receive distributions are subordinated to the rights of noteholders to receive payments of interest and principal. Funds on deposit in the collection account will be applied to the reimbursement of advances made by the servicer, the payment to the servicer of Rule of 78's payments and the servicing fee plus any portion of the servicing fee that remains unpaid from prior payment dates, the Accrued
Note Interest on the notes and principal payable on the notes on each payment date and to making the required deposits to the reserve account and the supplemental reserve account before distributions on the certificates. In addition, following the occurrence of an event of default under the indenture that has resulted in an acceleration of the notes, the noteholders will be entitled to be paid in full before the certificateholders are entitled to any distributions. The foregoing subordination of the certificates is intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. See "-- Indenture Cash Flows."

ADVANCES BY THE SERVICER OF AMOUNTS PAYABLE ON THE RECEIVABLES

      If the monthly collection of interest and principal on an Actuarial Receivable and amounts in the payahead account allocable to that receivable are less than the scheduled payment due, the servicer will make an advance of the remaining amount on the related payment date.

      The servicer will be reimbursed for each of these advances:

      o on each subsequent payment date out of any payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the advance; and

      o on the payment date following the calendar month in which the related receivable becomes defaulted, out of collections on other receivables.

      In addition, the servicer will make an advance for any portion of a Balloon Payment for the calendar month in which the Balloon Payment becomes due if the entire scheduled payment has not been received by the servicer, including amounts in the payahead account allocable to the Balloon Payment.

             The servicer will be reimbursed for any advance relating to a Balloon Payment on each payment date following the payment date on which the advance was made:

      o out of payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the advance; and

      o out of collections on other receivables to the extent of any losses allocable to the Balloon Payment that the servicer has recorded in its books and records during the preceding calendar month, but only to the extent the Balloon Payment and the advance has not otherwise been reimbursed.

      If MMCA is replaced in its capacity as servicer, the successor servicer will not be required to make advances. In the absence of advances by the servicer, noteholders must rely for payment of the notes upon the following:

      o payments on the receivables, including sales proceeds of financed vehicles returned to the servicer for sale;

      o payments under the yield supplement agreement and the yield supplement account;

      o     withdrawals from the negative carry account; and

      o available amounts on deposit in the reserve account and the supplemental reserve account.

See "--Indenture Cash Flows" and "--The Reserve Account and Supplemental Reserve Account."

DEPOSIT OF COLLECTIONS ON THE RECEIVABLES TO COLLECTION ACCOUNT

      The servicer will deposit the payments and proceeds on the receivables required by the sale and servicing agreement to be deposited into the collection account, other than extension or deferral fees collected on the receivables that are payable to the servicer under the sale and servicing agreement and into the collection account not later than two business days after receipt unless (a) the servicer has a rating acceptable to each of Moody's and S&P with respect to its short-term indebtedness, MMCA is the servicer, and no events of servicing termination have occurred or (b) the trust shall have received written notice from each of Moody's and S&P that no outstanding rating on any class of notes would be lowered or withdrawn as a result, in which case those amounts will be paid into the collection account on the business day prior to each payment date. MART and the servicer will also deposit into the collection account on each payment date the purchase amount of each receivable required to be repurchased or purchased by either of them pursuant to an obligation that arose during the related calendar month. The servicer will be entitled to be reimbursed for the amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or posting or checks returned unpaid for insufficient funds or other reasons from amounts otherwise payable into the collection account or amounts on deposit in the collection account.

      In those cases where a subservicer is servicing a receivable pursuant to a subservicing agreement, the servicer will cause the subservicer to remit to the collection account the amounts collected by that subservicer on or with respect to the receivables being serviced by it, within the period after receipt, and subject to the limitations, described above.

      As an administrative convenience, unless the servicer is required to remit collections within two business days of receipt, the servicer will be permitted to make the deposit of collections and purchase amounts for or with respect to the related calendar month, net of distributions to be made to the servicer, with respect to the related calendar month. The servicer, however, will account to the indenture trustee and the noteholders as if all deposits, distributions and transfers were made individually.

STATEMENTS TO NOTEHOLDERS

      On or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders. Each of those statements to be delivered to noteholders will include the following information as to the notes with respect to that payment date and the preceding calendar month:

      o the amount of the payment allocable to principal of each class of notes;

      o the amount of the payment allocable to interest on or with respect to each class of notes;

      o     the Yield Supplement Amount;

      o the amount of the servicing fee due on that payment date plus any portion of the servicing fee that remains unpaid from prior payment dates;

      o the aggregate outstanding principal amount of each class of the notes and the applicable note pool factor, after giving effect to payments on the payment date;

      o the principal balance of the receivables pool, the principal balance of the receivables pool exclusive of the aggregate principal balance of Balloon Payments and the aggregate principal balance of the Balloon Payments calculated as of the close of business on the last day of the preceding calendar month;

      o the cumulative amount of interest due but not paid to the noteholders of each class on such payment date and on prior payment dates plus interest on such overdue interest at the applicable note interest rate, to the extent permitted by law;

      o the cumulative amount of principal due but not paid to the noteholders of each class on such payment date and on prior payment dates;

      o with respect to receivables that became defaulted during the related calendar month, the aggregate amount of the excess of the principal balance of those contracts, including any principal of a Balloon Payment, over the net proceeds from the liquidation of those contracts;

      o the balance of the reserve account on that payment date, after giving effect to changes in the balance on that payment date;

      o the balance of the supplemental reserve account on that payment date, after giving effect to changes in the balance on that payment date;

      o     the advances by the servicer, if any;

      o the aggregate purchase amount of receivables repurchased by MART or purchased by the servicer during the preceding calendar month;

      o for each payment date during the Pre-Funding Period and the payment date that is on or immediately following the end of the Pre-Funding Period, (A) the amount, if any, withdrawn from the pre-funding account to purchase receivables during the preceding calendar month (B) the remaining amount on deposit in the pre-funding account, if any, (C) the Negative Carry Amount, if any, for the preceding calendar month and (D) the amount remaining on deposit in the negative carry account after all withdrawals made on that payment date; and

      o for the payment date on or immediately following the end of the Pre-Funding Period, the remaining amount on deposit in the pre-funding account, if any, that has not been used to fund the purchase of receivables after __________ __, 1999 and is being passed through as payments of principal on the notes.

      Each amount set forth in the first, second, third, fourth and seventh clauses of this paragraph will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the notes or class of notes, as applicable. Copies of those statements may be obtained by the beneficial owners of the notes by a request in writing addressed to the indenture trustee.

      Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the indenture trustee will furnish to each person who at any time during that calendar year was a noteholder a statement prepared for the purposes of that noteholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" and "--Book Entry Registration."

REGISTRATION OF THE NOTES IN THE NAME OF CEDE & CO. AS NOMINEE OF DTC

      The notes of each class will be offered for purchase in minimum denominations of $1,000 and integral multiples of $1,000. They will be represented initially by one or more physical notes registered in the name of Cede & Co. as nominee of The Depository Trust Company. No person acquiring a beneficial ownership interest in the notes will receive a definitive note registered in that person's name unless definitive notes are issued under the limited circumstances described herein. Unless and until definitive notes are issued, all references to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. All references to payments, notices, reports and statements to noteholders will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, for payment or distribution to beneficial owners of the notes in accordance with DTC's procedures. See "--Book Entry Registration" and "--Issuance of Definitive Notes Upon the Occurrence of Various Circumstances."

BOOK ENTRY REGISTRATION

      Beneficial owners of notes may hold their notes through DTC in the United States or through Cedelbank, societe anonyme or Euroclear in Europe if they are participants of those systems, or indirectly through organizations that are participants in those systems.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between those direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Direct DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect participation in the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant.

      To facilitate subsequent transfers, all notes deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. does not change their beneficial ownership. DTC does not know of the actual beneficial owners of the notes; DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Beneficial owners of notes will receive all payments of principal and interest on the notes through direct or indirect participants. DTC will forward those payments to its direct participants which thereafter will forward them to indirect participants or beneficial owners of notes. Under a book-entry format, beneficial owners of notes may experience some delay in their receipt of payments, since those payments will be forwarded to Cede & Co. as nominee of DTC. Beneficial owners of notes will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture. Beneficial owners of notes can exercise the rights of noteholders only indirectly through DTC and its direct and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of various banks, trust companies and other persons approved by it, the absence of physical notes may limit the ability of a beneficial owner of a note to pledge the notes to persons or entities that do not participate in the DTC system.

      Communications by DTC to direct participants, by direct participants to indirect participants and by any participants to beneficial owners of the notes will be governed by arrangements between them, subject to any applicable statutory or regulatory requirements. Payments by DTC participants to beneficial owners of the notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name". They will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, MART or the servicer, subject to any applicable statutory or regulatory requirements. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to direct participants shall be the responsibility of DTC and disbursement of those payments beneficial owners shall be the responsibility of all participants.

      Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. Each actual beneficial owner's interest in the notes is in turn to be recorded on the applicable DTC participant's records. Beneficial owners of notes will not receive written confirmation from DTC of their purchase, but those beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners of notes. Beneficial owners of notes will not receive physical notes representing their ownership interest in notes, except if the use of the book-entry system for the notes is discontinued.

      Neither DTC nor Cede & Co. will comment or vote with respect to the notes. DTC has advised MART that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised MART the indenture requires that any action may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount thereof, DTC will take that action only at the direction of and on behalf of direct participants whose holdings include undivided interests that satisfy that specified percentage. Under its usual procedures, DTC will mail an "omnibus proxy" to the indenture trustee as soon as possible after any applicable record date with respect to a consent or vote. The omnibus proxy will assign Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes will be credited on that record date, who will be identified on a listing attached to the omnibus proxy.

      DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under those circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered. MART may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, definitive notes will be delivered to noteholders. See "--Issuance of Definitive Notes Upon the Occurrence of Various Circumstances."

      Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank participants and the Euroclear participants, respectively. This will be done through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

      Transfers within DTC between direct participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, through Cedelbank or Euroclear will be effected in DTC in accordance with DTC rules through the relevant European international clearing system through its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which are based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the depositaries.

      Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and those credits or any transactions in the securities settled during that processing day will be reported to the relevant participant in Cedelbank or Euroclear on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a participant in Cedelbank or Euroclear to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that MART believes to be reliable, but MART takes no responsibility for the accuracy of the information.

      Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participants and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 36 currencies, including United States dollars. Cedelbank provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

      The Euroclear system was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by Morgan Stanley's Belgium office, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan Stanley's Belgium office, not Euroclear Clearance System, which establishes policy for the Euroclear system on behalf of Euroclear participants, which include banks, central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Morgan Stanley's Belgium office is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with Morgan Stanley's Belgium office, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Morgan Stanley's Belgium office, as the operator of Euroclear, acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through those organizations.

      Payments on notes held through Cedelbank or Euroclear will be credited to the cash accounts of participants in Cedelbank or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" and Annex A.

      Cedelbank or Morgan Stanley's Belgium office, as operator of Euroclear, as the case may be, will take any other action permitted to be taken by a noteholder under the related agreement on behalf of a Cedelbank participant or Euroclear only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

      Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

ISSUANCE OF DEFINITIVE NOTES UPON THE OCCURRENCE OF VARIOUS CIRCUMSTANCES

      The notes of each class will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee or a successor clearing agency, only if:

      o the trust, the administrator or the servicer advises the indenture trustee in writing that DTC or its successor is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and the indenture trustee or the administrator is unable to locate a qualified successor;

      o the administrator, at its option, elects to terminate the book-entry system through DTC or its successor; or

      o after the occurrence of an event of default under the indenture or an event of servicing termination under the sale and servicing agreement, the beneficial owners of the notes representing in the aggregate at least 51% of the aggregate outstanding principal amount of the notes advise the indenture trustee and DTC or its successor in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of the beneficial owners of the notes.

      Upon the occurrence of any of these events, DTC is required to notify all of its direct participants and the indenture trustee of the availability through DTC of notes in fully registered, certificated form. Upon surrender by DTC of the certificates representing the notes and receipt by the indenture trustee of instructions for re-registration, the indenture trustee will reissue the notes in fully registered, certificated form, and thereafter the indenture trustee will recognize the holders of those notes as noteholders.

      Payments of principal of, and interest on, the notes in fully registered, certificated form will be made by the indenture trustee directly to noteholders in accordance with the procedures set forth herein and in the indenture. Payments of principal and interest on each payment date will be made to noteholders in whose names the notes in fully registered, certificated form were registered at the close of business on the preceding record date. Those payments will be made by check mailed to the address of that noteholder as it appears on the register maintained by the indenture trustee. The final payment on any note in fully registered, certificated form, however, will be made only upon presentation and surrender of the note in that form at the office or agency specified in the notice of final payment mailed to noteholders.

      Notes in fully registered, certificated form will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

TERMS OF THE INDENTURE

      Events of Default Under the Indenture.

      The events of default under the indenture consist of:

      o a default for five days or more in the payment of interest on any note when it becomes due and payable;

      o a default in the payment of principal of, or any installment of principal of, any note when it becomes due and payable including, with respect to each class of notes, on the final payment date of such class; or

      o events of bankruptcy, insolvency, receivership or liquidation of the trust. (Indenture, Section 5.1).

      Noteholders holding at least a majority of the aggregate principal amount of the notes outstanding, voting as a group, may waive any past default or event of default under the indenture prior to the declaration of the acceleration of the maturity of the notes. Notwithstanding that, they may not waive a default in payment of principal of or interest on any of the notes or of any covenant or provision in the indenture which cannot be modified or amended without unanimous consent of the noteholders. (Indenture, Section 5.12). Any of those waivers could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

      Remedies Following an Event of Default Under the Indenture. If an event of default under the indenture should occur and be continuing, the indenture trustee or the holders of a majority of the aggregate outstanding principal amount of the notes of all classes, voting as a group, may declare the principal of the notes to be immediately due and payable. The declaration may be rescinded by the holders of a majority of the aggregate principal amount of the notes before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

      o the trust has deposited with the indenture trustee an amount sufficient to pay (x) all interest on and principal of the notes as if the event of default under the indenture giving rise to the declaration had not occurred and (y) all amounts advanced by the indenture trustee and its costs and expenses; and

      o all events of default under the indenture, other than the nonpayment of principal of the notes that has become due solely by that acceleration, have been cured or waived. (Indenture, Section 5.2).

Any rescission could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

      If the notes have been declared due and payable following an event of default under the indenture, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the trust property, or elect to maintain the trust property and continue to apply proceeds from the trust property as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the trust property following an event of default under the indenture, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on the notes, unless:

      o     100% of the noteholders consent;

      o the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on the then outstanding notes; or

      o the indenture trustee determines that the trust property would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of holders of 66 2/3% of the aggregate principal amount of the outstanding notes, voting as a group, to that sale.

The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the trust property to pay interest on and principal of the notes on an ongoing basis. (Indenture, Sections 5.4 and 5.5).

      In the event of a sale of the trust property following the occurrence of an event of default under the indenture under the circumstances described in the preceding paragraph pursuant to the direction of the indenture trustee or the noteholders, the proceeds of that sale will be distributed:

      o first, to the indenture trustee for amounts due as compensation or indemnity payments pursuant to the terms of the indenture;

      o second, to the servicer for amounts due in respect of accrued and unpaid servicing fees;

      o     third, to the noteholders for interest which is due and unpaid;
            and

      o fourth, to the noteholders for principal which is due and unpaid.

      Any remaining amounts will be distributed to the certificateholders for amounts due and unpaid in accordance with the terms of the trust agreement and the sale and servicing agreement.
(Indenture, Section 5.4).

      If an event of default occurs under the indenture and is continuing with respect to the notes, the indenture trustee will not be required to exercise any of its rights or powers at the request or direction of any of the noteholders, if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. (Indenture, Sections 6.1 and 6.2). The holders of at least a majority of the aggregate principal amount of the outstanding notes, voting as a group, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee with respect to the notes or exercising any trust power conferred on the indenture trustee.

      Until the time, if any, as notes in fully registered, certificated form have been issued, the indenture trustee will act only in accordance with the instructions of Cede & Co., as nominee for DTC. However, under the rules, DTC will act only in accordance with the instructions of the DTC participants to whom notes are credited, which will in turn act in accordance with the instructions of persons holding beneficial interests in those notes through those participants. Accordingly, although only Cede & Co. will be entitled to vote under the indenture, the beneficial owners of the notes will be entitled to instruct DTC as to the manner in which to vote.

      Noteholders will not have the right to institute any proceeding with respect to the indenture unless:

      o the noteholders gave written notice to the indenture trustee of a continuing event of default under the indenture;

      o the holders of not less than 25% of the aggregate principal amount of the notes outstanding have made written request of the indenture trustee to institute a proceeding in its own name as indenture trustee;

      o the noteholders offered the indenture trustee reasonable indemnity;

      o the indenture trustee has for 60 days failed to institute the requested proceeding; and

      o no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by the holders of a majority of the aggregate principal amount of the notes outstanding. (Indenture, Section 5.6).

      Neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of a certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the notes or for the agreements of the trust and the owner trustee, in its capacity as trustee, contained in the indenture.

      Covenants by the Trust under the Indenture. The trust will not, among other things:

      o except as expressly permitted by the indenture, the sale and servicing agreement, the trust agreement or related documents sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

      o claim any credit on or make any deduction from the principal or interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

      o     dissolve or liquidate in whole or in part;

      o permit the validity or effectiveness of the indenture to be impaired;

      o permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

      o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden any assets of the trust, or any interest in those assets or their proceeds;

      o permit the lien of the indenture not to constitute a valid, first priority security interest in the trust property, other than with respect to any such tax, mechanics or other lien. (Indenture, Section 3.8);

      o engage in any activities other than financing, acquiring, owning, pledging and managing the contracts as contemplated by the indenture, the sale and servicing agreement, the trust agreement and other related documents and incidental activities; (Indenture, Section 3.12)

      o incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes, or otherwise in accordance with the indenture, the sale and servicing agreement, the trust agreement and other related documents; (Indenture, Section 3.13)

      o make any payments to certificateholders in respect of their certificates for any calendar month unless the Total Required Payment and any deposits required to be made to the reserve account and the supplemental reserve account have been provided for; or (Indenture, Section 2.8)

      o fail to or fail to cause the servicer to deliver to the indenture trustee on or prior to each payment date the disbursement and payment instructions as required pursuant to the indenture. (Sale and Servicing Agreement, Section 4.11)

      Replacement of Indenture Trustee. Noteholders holding not less than a majority of the aggregate principal amount of the outstanding notes, voting as a group, may remove the indenture trustee without cause by so notifying the indenture trustee and the trust, and following that removal may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each of Moody's and S&P or otherwise acceptable to each of Moody's and S&P. (Indenture, Sections 6.8 and 6.11).

      The indenture trustee may resign at any time by so notifying the trust and the noteholders. The trust will be required to remove the indenture trustee if the indenture trustee:

      o     ceases to be eligible to continue as the indenture trustee;

      o     is adjudged to be bankrupt or insolvent;

      o     comes under the charge of a receiver or other public officer;
            or

      o     otherwise becomes incapable of acting.

      Upon the resignation or required removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal without cause of the indenture trustee, the trust will be required promptly to appoint a successor indenture trustee. (Indenture, Section 6.8).

      Duties of Indenture Trustee Under the Indenture. Except during the continuance of an event of default under the indenture, the indenture trustee:

      o will perform the duties and only the duties as are specifically set forth in the indenture;

      o may in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture and on the truth of the statements and the correctness of the opinions expressed therein; and

      o will examine any of those certificates and opinions which are specifically required to be furnished to the indenture trustee by the indenture to determine whether or not they conform to the requirements of the indenture.

      Upon the continuance of an event of default under the indenture, the indenture trustee will be required to exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs. (Indenture, Section 6.1).

      Compensation and Indemnity of the Indenture Trustee under the Indenture. The trust will:

      o pay to the indenture trustee from time to time reasonable compensation for its services;

      o reimburse the indenture trustee for all expenses, advances and disbursements reasonably incurred; and

      o indemnify the indenture trustee for, and hold it harmless against, any and all losses, liability or expense, including attorneys' fees, incurred by it in connection with the performance of its duties.

      The indenture trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the indenture trustee will not be liable:

      o for any error of judgment made by it in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

      o with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from noteholders in accordance with the terms of the indenture; and

      o for interest on any money received by it except as the indenture trustee and the trust may agree in writing.

      The indenture trustee will not be deemed to have knowledge of any event of default under the indenture unless an officer of the indenture trustee has actual knowledge or has received written notice of the event of default in accordance with the provisions of the indenture. (Indenture, Sections 6.1 and 6.7).

      Indenture Trustee's Access to Noteholder Lists. If notes are issued in fully registered, certificated form and the indenture trustee is not the registrar for the notes, the trust will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

      o     as of each record date, within five days thereafter; and

      o as of not more than 10 days prior to the time that list is furnished, within 30 days after receipt by the trust of a written request therefor. (Indenture, Section 7.1).

      Annual Compliance Statement to be Provided by Trust to Indenture Trustee. The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture. (Indenture, Section 3.9).

      Requirements for Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with several limitations, including receipt of various opinions with respect to tax matters, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes, including interest and any fees due and payable to the owner trustee or the indenture trustee. (Indenture, Section 4.1).

      Requirements for Modification of Indenture. Without the consent of the noteholders, the owner trustee, on behalf of the trust, and the indenture trustee, upon request by the trust, may execute a supplemental indenture for the purpose of, among other things, adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters or questions arising under the indenture which will not be inconsistent with other provisions of the indenture; provided that

      o the action will not, (1) as evidenced by an opinion of counsel materially adversely affect the interests of any noteholder and
            (2) as confirmed by each of Moody's and S&P rating any class of notes, cause the then-current rating assigned to any class of notes to be withdrawn, reduced or qualified and

      o an opinion of counsel as to various tax matters is delivered. (Indenture, Section 9.1).

      The owner trustee, on behalf of the trust, and the indenture trustee, upon request by the trust, may also enter into supplemental indentures, with the consent of not less than a majority of the aggregate principal amount of the outstanding notes, voting as a group, and with prior written notice to each of Moody's and S&P, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of noteholders; provided, that

      o the action will not, (1) as evidenced by an opinion of counsel, materially adversely affect the interests of any noteholder and
            (2) as confirmed by each of Moody's and S&P, cause the then-current rating assigned to any of the affected class of notes to be withdrawn, reduced or qualified and

      o an opinion of counsel as to various tax matters is delivered. (Indenture, Section 9.1).

Any opinion of counsel referred to in this paragraph or the preceding one may be rendered by internal counsel to MART or the servicer.

      Without the consent of the holder of each outstanding note affected thereby, however, no supplemental indenture may:

      o change the final payment date for any class of notes or the date on which any installment of principal of or interest on any note is due or reduce the principal amount of any note, the specified interest rate of any note or the redemption price of any note, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust property to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

      o impair the right to institute suit for the enforcement of various provisions of the indenture regarding payment;

      o reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with various provisions of the indenture, or of various defaults thereunder, and their consequences as provided for in the indenture;

      o modify or alter the provisions of the indenture regarding the voting of notes held by the trust, MART, the servicer, an affiliate of any of them;

      o reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust property if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the notes and the certificates;

      o modify any provision of the indenture specifying a percentage of the aggregate principal amount of the notes necessary to amend the indenture, the sale and servicing agreement, the trust agreement or any other related documents except to increase any percentage specified in the indenture or to provide that various additional provisions of the indenture, the sale and servicing agreement, the trust agreement or any other related documents cannot be modified or waived without the consent of the holder of each outstanding note affected by the modification;

      o modify any provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date or to affect the rights of the holders of notes to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

      o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the trust property or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of that collateral or deprive the holder of any note of the security afforded by the lien of the indenture. (Indenture, Section 9.2).

      The trust agreement will require the owner trustee to give the certificateholders 30 days' written notice of any proposed supplemental indenture if it materially adversely affects the certificateholders or if any noteholders' consent to the proposed supplemental indenture is required and provides that the owner trustee will not enter into the amendment unless certificateholders holding a majority of the certificate balance including, for this purpose, certificates held by MART or any affiliate of MART, consent in writing. (Trust Agreement, Section 4.1).


          THE SALE AND SERVICING AGREEMENT AND THE TRUST AGREEMENT

      We have summarized below some of the important terms of the sale and servicing agreement and the trust agreement. We will file copies of those agreements with the Securities and Exchange Commission after we issue the notes and the certificates. This summary is not a complete description of all of the provisions of those agreements and is subject to those agreements in their entirety.

SALE AND ASSIGNMENT

      Prior to the time of issuance of the notes and pursuant to the purchase agreement, MMCA will sell and assign to MART, without recourse, its entire right, title and interest in, to and under the receivables to be purchased by the trust on __________ __, 1999, including its security interests in the related financed vehicles. At the time of issuance of the notes, MART, pursuant to the sale and servicing agreement, will sell and assign to the trustee, without recourse, MART's entire interest in the receivables, including its security interests in the related financed vehicles. Each of the receivables conveyed by MART to the trust will be identified in a schedule attached to the sale and servicing agreement. The receivables will be sold and assigned by MMCA to MART and sold and assigned by MART to the trust as of __________ __, 1999. The owner trustee will, concurrently with the sale and assignment of the receivables, execute, authenticate and deliver the certificates. The net proceeds received from the sale of the notes will be applied to the purchase of the receivables on __________ __, 1999 and to the deposits required to be made to the reserve account, the pre-funding account, the negative carry account, the payahead account and the yield supplement account on __________ __, 1999.

      It is anticipated that additional receivables will be conveyed to the trust monthly on dates specified by MART occurring during the Pre-Funding Period. MART will designate as a Cutoff Date the date as of which particular receivables are conveyed to the trust. On or prior to each transfer of receivables to the trust during the Pre-Funding Period, MMCA will sell and assign to MART, without recourse, its entire right, title and interest in, to and under the receivables to be transferred by MART to the trust on that date, including MMCA's security interests in the related financed vehicles. On each of those dates, subject to the conditions described below, MART will sell and assign to the trust, without recourse, MART's entire interest in the receivables sold on that date designated by MART as of the related Cutoff Date.

      Upon the conveyance of receivables to the trust during the Pre-Funding Period:

      (1) the principal balance of the receivables pool will increase in an amount equal to the aggregate principal balance of the receivables sold on that date;

      (2) an amount equal to ___% of the aggregate principal balance of the receivables sold on that date will be withdrawn from the pre-funding account and deposited in the reserve account;

      (3) an amount equal to any early payments with respect to Actuarial Receivables which were received prior to the related Cutoff Date will be withdrawn from the pre-funding account and transferred to the payahead account;

      (4) an amount equal to the projected Yield Supplement Amounts for all future payment dates for the receivables conveyed to the trust on that date will be withdrawn from the pre-funding account and deposited in the yield supplement account unless the yield supplement account has been replaced by an acceptable letter of credit on or prior to that date; and

      (5) an amount equal to the excess of the aggregate principal balance of the receivables transferred to the trust on that date over the sum of the amounts described in clauses (2), (3) and (4) of this paragraph will be withdrawn from the pre-funding account and paid to MART.

      Any conveyance of receivables during the Pre-Funding Period is subject to the satisfaction, on or before the date of conveyance, of the following conditions precedent, among others:

      o each of the receivables transferred to the trust on that date must satisfy the eligibility criteria specified in the sale and servicing agreement (see "The Receivables Pool--Selection Criteria");

      o MART must not have selected those receivables in a manner that it believes is adverse to the interests of the trust, the noteholders or the certificateholders;

      o the applicable reserve account deposit for that date must have been made;

      o the applicable payahead account deposit for that date must have been made;

      o the applicable yield supplement account deposit for that date must have been made;

      o MART must have executed and delivered to the trust, with a copy to the indenture trustee, a written assignment conveying those receivables to the trust, including a schedule identifying the receivables;

      o MART must have delivered various opinions of counsel to the owner trustee, the indenture trustee, the representative of the underwriters, and each of Moody's and S&P with respect to the transfer of those receivables; and

      o the owner trustee, the indenture trustee and each of Moody's and S&P must have received written notification from MART of the addition of all receivables transferred to the trust on that date.

      In addition, each group of receivables transferred to the trust during the Pre-Funding Period will have the following characteristics:

      o the weighted average remaining maturity of the receivables in that group will not be more than __ months after the date that the group of receivables was transferred to the trust; and

      o the aggregate Balloon Payments of the receivables in that group as a percentage of the aggregate principal balance of the receivables in that group will not be more than __%.

      Except for the criteria described in the two preceding paragraphs, there will be no required characteristics of receivables transferred to the trust after _____ __, 1999. Therefore, following the transfer of receivables to the trust on any date after _____ __, 1999, the aggregate characteristics of the entire pool of receivables may vary from those of the receivables transferred to the trust on ______ __, 1999. See "Risk Factors" and "The Receivables Pool."

      In the purchase agreement, MMCA will represent and warrant to MART, and in the sale and servicing agreement, MART will represent and warrant to the owner trustee, among other things, that:

      o the information provided in the schedule of receivables transferred to the trust on _____ __, 1999 attached to the sale and servicing agreement and each schedule of receivables transferred to the trust on any date after_____ __, 1999 attached to the related assignment is correct in all material respects;

      o MMCA shall have determined whether or not the obligor on each contract has maintained physical damage insurance, which shall not be force-placed insurance, covering the financed vehicle in accordance with its normal requirements;

      o on any date that receivables are transferred to the trust, the receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

      o on any date that receivables are transferred to the trust, each of the receivables is or will be secured by a perfected first priority security interest in the financed vehicle in favor of MMCA; and

      o each receivable, at the time it was originated, complied, and complies or will comply in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

      The noteholders, the trust, the indenture trustee, the certificateholders and the owner trustee will have no recourse against MMCA or MART for breach of any of the foregoing representations and warranties with respect to a receivable other than the right to require MMCA and MART to repurchase the receivable. See "--Mandatory Repurchase of Receivables." The owner trustee, the indenture trustee, the trust and the servicer will covenant in the sale and servicing agreement not to institute or join in the institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding against MART for a period of one year and a day after any securities rated by Moody's or S&P were issued by MART or by a trust for which MART was the depositor.

      To assure uniform quality in servicing the contracts and to reduce administrative costs, the trust will appoint the servicer as initial custodian of the contracts. The servicer, in its capacity as custodian, will hold the receivables and all documents and instruments relating to the contracts, either directly or through subservicers, on behalf of the trust. The contracts will not be stamped or otherwise marked to reflect the sale and assignment of the receivables to the trust and will not be segregated from other receivables held by the servicer or the subservicers. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by MMCA to MART and by MART to the trust will be filed, and the servicer's accounting records and computer systems will be marked to reflect that sale and assignment. See "The Trust" and "Some Important Legal Aspects of the Receivables."

THE PRE-FUNDING PERIOD

      The trust will pay the purchase price for receivables to be transferred to the trust during the Pre-Funding Period with funds on deposit in the pre-funding account. MART will deposit an amount equal to $_________________ in the pre-funding account on _____ __, 1999. MART expects to sell receivables to the trust after _____ __, 1999 with an aggregate principal balance approximately equal to $______________. Prior to being used to purchase receivables or paid to holders of the notes as described under "Terms of the Notes-Mandatory Redemption," funds on deposit in the pre-funding account will be invested in investments as permitted by the sale and servicing agreement. The net earnings from the investment of funds on deposit in the pre-funding account will be transferred to the collection account on a monthly basis on the business day preceding each payment date.

      The Pre-Funding Period is expected to begin on _________ __, 1999 and to end on ___________ __, ____, but will end earlier if:

      o the amount of funds on deposit in the pre-funding account is reduced to less than $100,000 because of purchases of receivables after _____ __, 1999;

      o     there is an event of default under the indenture;

      o there is an event of servicing termination under the sale and servicing agreement; or

      o MART or the servicer becomes subject to various insolvency events.

      Any funds remaining on deposit in the pre-funding account at the end of the Pre-Funding Period will be payable to the noteholders as described under "Terms of the Notes-Mandatory Redemption."

MANDATORY REPURCHASE OF RECEIVABLES

      In the event of a breach or failure to be true of any representation or warranty with respect to the receivables described in "--Sale and Assignment," which breach or failure materially and adversely affects the interest of the trust in a receivable, MART, unless that breach or failure has been cured by the last day of the calendar month which includes the 60th day after the date on which MART becomes aware of, or receives written notice from the owner trustee or the servicer of, the breach or failure, will be required to repurchase the receivable from the trust, and MMCA will be required to repurchase the receivable from MART, for the purchase amount, which is described in the following paragraph. The purchase amount will be payable on the payment date immediately following that calendar month. The obligation of MART to repurchase a receivable will not be conditioned on performance by MMCA of its obligation to repurchase a receivable. The repurchase obligation will constitute the sole remedy available to the noteholders, the trust, the indenture trustee, the certificateholders or the owner trustee against MART and MMCA for any uncured breach or failure.

      The purchase amount of a receivable to be purchased on any payment date will equal the sum of (a) the outstanding principal balance of the receivable as of the first day of the preceding calendar month and (b) the accrued and unpaid interest on the principal balance at the annual percentage rate of the receivable from the date a payment was last made on the receivable through the date on which payment was due for that receivable in the preceding calendar month. This calculation will be made after giving effect to the receipt of monies collected on the contract in the preceding calendar month.

SERVICING PROCEDURES

      The servicer will make reasonable efforts to collect all payments due with respect to the receivables in a manner consistent with the sale and servicing agreement and will exercise the degree of skill and care that the servicer exercises with respect to comparable motor vehicle receivables owned and/or serviced by the servicer for itself or others.

      Although it has no current plans to do so, the servicer may enter into subservicing agreements with servicers that are eligible under the sale and servicing agreement for the subservicing of receivables. Any subservicing agreements will contain provisions substantially identical to those contained in the sale and servicing agreement and may contain other provisions as are not inconsistent with the terms of the sale and servicing agreement. The servicer may terminate a subservicing agreement and either service the related receivables directly or enter into a new subservicing agreement for the receivables with another subservicer, provided that any subservicer must be eligible to act as servicer. Notwithstanding any subservicing agreement, the servicer will remain obligated and liable to the trust and the owner trustee for servicing and administering the receivables in accordance with the sale and servicing agreement as if the servicer alone were servicing the receivables. All references in this prospectus to actions required or permitted to be taken, or restrictions on actions to be taken, by the servicer apply equally to actions by a subservicer. References in this prospectus to amounts received by the servicer include amounts received by a subservicer.

      To be eligible to act as a servicer or subservicer under the sale and servicing agreement, a person must, at the time of its appointment as servicer or as a subservicer:

      o     have a net worth of not less than $50,000,000;

      o be servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans;

      o be legally qualified, and have the capacity, to service the receivables;

      o have demonstrated the ability to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards; and

      o be qualified and entitled to use pursuant to a license or other written agreement, and agree to maintain the confidentiality of, the software which the servicer or any subservicer uses in connection with performing its duties and responsibilities under the sale and servicing agreement or the related subservicing agreement or obtain the right to use, or develop at its own expense, software which is adequate to perform its duties and responsibilities under the sale and servicing agreement or the related subservicing agreement.

      The servicer will covenant in the sale and servicing agreement that:

      (1) the financed vehicle securing each receivable will not be released from the security interest granted by the receivable in whole or in part, except as contemplated by the sale and servicing agreement;

      (2) the servicer will not and will not permit any subservicer to impair in any material respect the rights of the trust, the indenture trustee, the noteholders, the owner trustee or the certificateholders in the receivables or otherwise amend or alter the terms of a contract if, as a result of that amendment or alteration, the interests of the trust, the noteholders, the indenture trustee, the owner trustee, or the certificateholders under the sale and servicing agreement would be materially adversely affected; and

      (3) the servicer will not increase or decrease the number or amount of scheduled payments or the amount financed under a contract, or extend, rewrite or otherwise modify the payment terms of a contract; provided, however, that the servicer may extend any contract for credit-related reasons that would be acceptable to the servicer with respect to comparable motor vehicle receivables that it services for itself or others in accordance with its customary standards if the cumulative extensions with respect to any contract shall not cause the term of that contract to extend beyond ________ __, 200_; provided further, that the extensions, in the aggregate, do not exceed two months for each twelve months of the original term of the contract.

      If the servicer breaches any covenant described in the preceding paragraph that materially and adversely affects a receivable, the servicer will be required to purchase the receivable from the trust. That purchase obligation is sole remedy against the servicer for any uncured breach, except for the indemnities of the servicer specified in the sale and servicing agreement. The servicer's obligation to purchase a receivable in the case of a breach does not apply if the breach has been cured by the last day of the calendar month which includes the 60th day after the date on which the servicer becomes aware of, or receives written notice of, the breach.

      The sale and servicing agreement will generally require the servicer to charge off a receivable in conformity with its normal practice. It will also generally require the servicer to follow its normal collection practices and procedures that are consistent with the standard of care required by the sale and servicing agreement to realize upon any receivable. Currently, MMCA charges off a receivable at the time that the related financed vehicle has been repossessed and sold, or at the time as MMCA determines that it will not recover the financed vehicle. The servicer may sell the financed vehicle securing the receivable at judicial sale, if any, or take any other action permitted by law. See "Some Important Legal Aspects of the Receivables." The net proceeds of the sale will be deposited in the collection account at the time and in the manner described above.

      The sale and servicing agreement will also require the servicer to make advances, for which the servicer will be reimbursed in the manner described under "Terms of the Notes--Advances by the Servicer of Amounts Payable on the Receivables."

      The sale and servicing agreement will provide that the servicer will defend and indemnify the trust, the indenture trustee, the owner trustee, the noteholders, the certificateholders and MART against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the servicer or any affiliate thereof of any financed vehicle, or in respect of any negligence, willful misfeasance or bad faith of the servicer in the performance of its duties-other than errors in judgment-or by reason of reckless disregard of its obligations and duties, under any of the indenture, the sale and servicing agreement, the trust agreement or any related document to which it is a party. The servicer's obligations to indemnify the trust, the indenture trustee, the owner trustee, the noteholders, MART and the certificateholders for the servicer's actions or omissions will survive the removal of the servicer, but will not apply to any action or omission of a successor servicer.

SERVICING COMPENSATION

      The servicer will be entitled to receive a servicing fee for servicing the receivables each calendar month, in an amount equal to the product of one-twelfth of 1.00% and the principal balance of the receivables pool as of the first day of the calendar month. The servicer will also be entitled to receive, as additional servicing compensation, earnings, net of losses and investment expenses, on amounts on deposit in the payahead account, Rule of 78's payments, all disposition fees paid with respect to receivables providing for Balloon Payments, all administrative fees and charges, and all late payment fees paid with respect to the receivables, other than fees paid in connection with extension or deferral of payments on a receivable, which will be deposited in the collection account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on each payment date.

      The servicing fee and the additional servicing compensation will compensate the servicer for performing the functions of a third party servicer of contracts and for administering the receivables on behalf of the noteholders and the certificateholders, including collecting payments, accounting for collections, furnishing monthly and annual statements to the indenture trustee and the owner trustee with respect to distributions, responding to inquiries of obligors, investigating delinquencies, and providing collection and repossession services in cases of obligor default. In addition, the servicing fee and the additional servicing compensation will further compensate the servicer for various taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred by the servicer under the sale and servicing agreement in connection with administering and servicing the receivables.

EVIDENCE TO BE PROVIDED AS TO SERVICER'S COMPLIANCE WITH ITS SERVICING
OBLIGATIONS

      The sale and servicing agreement will provide that a firm of independent certified public accountants, who may provide audit and other services to the servicer, MART or MMCA, will furnish to the indenture trustee and the owner trustee, on or before March 31 of each year, beginning March 31, 2000, a report of examination as to compliance by the servicer during the 12 months - or shorter period in the case of the first report - ended the preceding December 31 with various standards relating to the servicing of the receivables.

      The sale and servicing agreement will also provide for delivery to the indenture trustee and the owner trustee, on or before March 31 of each year, beginning March 31, 2000, of a certificate signed by an officer of the servicer stating that to the best of that officer's knowledge the servicer has fulfilled its obligations under the sale and servicing agreement throughout the 12 months ended the preceding December 31 or, if there has been a default in the fulfillment of any such obligation, describing each of those defaults.

      Beneficial owners of the notes may obtain copies of those statements and certificates by written request addressed to the indenture trustee.

RESIGNATION BY THE SERVICER

      The sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except upon a determination that the servicer's performance of its duties is no longer permissible under applicable law. No resignation of the servicer will become effective until the indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the sale and servicing agreement and becomes the administrator under the administration agreement.

CONSEQUENCES OF MERGER, CONVERSION, CONSOLIDATION OR SIMILAR ACTIONS BY
SERVICER

      Any legal successor to the servicer, whether by merger, consolidation or purchase and assumption of all or substantially all of the business of the servicer, will become the servicer under the sale and servicing agreement, provided that any such successor must be eligible to be servicer under the sale and servicing agreement.

LIMITS ON SERVICER'S LIABILITY

      The sale and servicing agreement will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the sale and servicing agreement and will have no other obligations or liabilities thereunder.

LIMITS ON SERVICER'S OBLIGATIONS IN CONNECTION WITH LEGAL ACTIONS

      The sale and servicing agreement will also provide that the servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, at its expense undertake any reasonable action that it may deem necessary or desirable in respect of the interests of the noteholders and the certificateholders under the sale and servicing agreement.

EVENTS OF SERVICING TERMINATION

      The following events will constitute events of servicing termination under the sale and servicing agreement:

      o any failure by the servicer to deliver to the owner trustee or the indenture trustee the monthly certificate detailing the collections and distributions for any calendar month, which failure continues beyond the earlier of three business days from the date the servicer's certificate was due to be delivered and the related payment date;

      o any failure by the servicer to deliver to the collection account or any other account, any required payment or deposit under the sale and servicing agreement, which failure continues unremedied for five business days, or, in the case of a payment or deposit to be made no later than a payment date, the failure to make the payment or deposit by the payment date;

      o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the notes, the certificates or the sale and servicing agreement, which failure materially and adversely affects the rights of noteholders or certificateholders and which continues unremedied for 30 days after written notice of the failure is given to the servicer by the indenture trustee or the owner trustee, or to MART, the servicer, the owner trustee and the indenture trustee by the holders of notes or certificates, as applicable, evidencing not less than 25% in aggregate principal amount of the outstanding notes, voting as a group, or certificates;

      o various events of bankruptcy, receivership, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to MART or the servicer and various actions by MART or the servicer indicating its insolvency or reorganization pursuant to bankruptcy, receivership, conservatorship, insolvency, or similar proceedings; and

      o failure of the servicer to be eligible to act as servicer under the sale and servicing agreement.

      The holders of notes evidencing not less than 51% of the aggregate principal amount of the outstanding notes, voting as a group, or the holders of certificates evidencing not less than a majority of the certificate balance, in the case of any default which does not adversely affect the indenture trustee or the noteholders may, on behalf of all noteholders and certificateholders, as applicable, waive any event of servicing termination under the sale and servicing agreement except an event resulting from the failure to make any required deposit to or payment from any account. For purposes of the foregoing, any notes or certificates owned by MART, the servicer, or any affiliate will not be considered to be outstanding.

      The indenture trustee will have no obligation to notify noteholders of any event which, with lapse of time to cure, would become an event of servicing termination under the sale and servicing agreement, until after the expiration of any applicable cure period, subject to the obligation of the indenture trustee to deliver a copy of any certificate received by the indenture trustee from the servicer pursuant to the sale and servicing agreement notifying the indenture trustee of any event which constitutes or, with the giving of notice or lapse of time or both, would become, an event of servicing termination under the sale and servicing agreement to each noteholder. See "--Rights of Indenture Trustee and Noteholders Upon an
 Event of Servicing Termination under the Sale and Servicing Agreement."

RIGHTS OF INDENTURE TRUSTEE AND NOTEHOLDERS UPON AN EVENT OF SERVICING TERMINATION UNDER THE SALE AND SERVICING AGREEMENT

      As long as an event of servicing termination under the sale and servicing agreement remains unremedied, the indenture trustee or the holders of notes evidencing not less than a majority of the aggregate principal amount of the outstanding notes may terminate the servicer's rights and obligations under the sale and servicing agreement. Thereafter, the indenture trustee or a servicer meeting the requisite eligibility standards, which may be an affiliate of the indenture trustee, appointed by the indenture trustee will succeed to all the responsibilities, duties, and liabilities of the original servicer. The successor servicer will then be entitled to the compensation payable to the servicer. If the indenture trustee is unwilling or legally unable so to act, the indenture trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a person eligible to act as servicer as successor to the outgoing servicer under the sale and servicing agreement. In no event may the servicing compensation to be paid to that successor be greater than the servicing compensation payable to the servicer under the sale and servicing agreement. In the event of the bankruptcy of the servicer, the bankruptcy trustee or the servicer, as debtor in possession, may have the power to prevent a termination of the servicer's rights and obligations under the sale and servicing agreement.

REQUIREMENTS FOR AMENDMENTS OF THE SALE AND SERVICING AGREEMENT AND THE TRUST AGREEMENT

      Both the sale and servicing agreement and the trust agreement may be amended by the parties without the consent of the noteholders or the certificateholders, to cure any ambiguity, to correct or supplement any provision of either agreement which may be inconsistent with any other provision thereof, and to add, change or eliminate any other provisions of either agreement which are not inconsistent with the provisions of that agreement; provided that the action will not, as evidenced by an opinion of counsel-which may be given by internal counsel to MART or the servicer-to the indenture trustee and the owner trustee, materially and adversely affect the interest of any noteholder or certificateholder or, with respect to the trust agreement, have adverse tax consequences.

      The sale and servicing agreement may be amended by the parties for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the sale and servicing agreement or for the purpose of modifying the rights of noteholders or certificateholders, with the consent of the indenture trustee, the holders of notes evidencing not less than 51% of the aggregate principal amount of then outstanding notes, voting as a group, and the holders of certificates evidencing not less than 51% of the certificate balance.

      The trust agreement may be amended by the parties for the purpose of adding any provisions to or changing in any manner, or eliminating any of the provisions of the trust agreement, or for the purpose of modifying the rights of noteholders or certificateholder, with the consent of the indenture trustee, MART, the holders of notes evidencing not less than a majority of the aggregate principal amount of then outstanding notes, voting as a group, and the holders of certificates evidencing not less than majority of the certificate balance.

      However, no amendment of either agreement may:

      o increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on receivables or distributions that are required to be made on any note or certificate, or change any interest rate of any note, the Specified Reserve Balance or the Maximum Supplemental Reserve Amount, without the consent of all adversely affected noteholders or certificateholders;

      o reduce the aforesaid percentage of the notes and the certificates which is required to consent to any amendment, without the consent of all noteholders or certificateholders affected thereby; or

      o with respect to any amendment to the sale and servicing agreement or the trust agreement, adversely affect the ratings of any class of notes by Moody's and S&P without the consent of holders of notes evidencing not less than 66 2/3% of the aggregate principal amount of the then outstanding notes of that class.

      Additionally, with respect to an amendment of the trust agreement, an opinion of counsel to the effect that the amendment will not have specified adverse tax consequences will be furnished to the indenture trustee and the owner trustee. See "Terms of the Notes--Book Entry Registration."

REQUIREMENTS FOR TERMINATION OF THE TRUST

      The trust will terminate and be of no further force and effect upon the earlier of :

      o payment to noteholders and certificateholders of all amounts required to be paid to them pursuant to the indenture, the trust agreement and the sale and servicing agreement; and

      o the payment date next succeeding the month which is one year after the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of any property remaining in the trust in accordance with the terms and priorities set forth in the indenture, the trust agreement and the sale and servicing agreement.

      In order to avoid excessive administrative expense, the servicer will be permitted, at its option, if the principal balance of the receivables pool as of the close of business on the last day of a calendar month has declined to 10% or less of the Initial Pool Balance, to purchase from the trust, on any payment date occurring in a subsequent calendar month, all remaining receivables in the trust at a purchase price equal to the outstanding principal amount of the notes and the certificates, in each case plus accrued and unpaid interest thereon. The exercise of this right will effect early retirement of the notes and the certificates.

ACTIONS TO BE TAKEN BY INDENTURE TRUSTEE UPON TERMINATION OF THE TRUST

      The indenture trustee will give written notice of termination of the trust to each noteholder of record. The final distribution to any noteholder will be made only upon surrender and cancellation of that holder's note, whether a note in fully registered, certificated form or the one or more physical notes representing the notes, at the office or agency of the indenture trustee specified in the notice of termination. Any funds remaining in the trust, after the indenture trustee has taken various measures to locate a noteholder and the measures have failed, will be distributed to MART or as otherwise provided in the sale and servicing agreement and the trust agreement.

THE ADMINISTRATION AGREEMENT

      MMCA, in its capacity as administrator, will enter into an administration agreement with the trust and the indenture trustee. Under the administration agreement, the administrator will agree to provide the notices and to perform other administrative obligations required by the indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses relating to the administration agreement, the administrator will be entitled to a monthly administration fee to be paid by the servicer.


              SOME IMPORTANT LEGAL ASPECTS OF THE RECEIVABLES

BANKRUPTCY CONSIDERATIONS

      MMCA and MART intend that each transfer of receivables by MMCA to MART be structured such that the receivables and the related proceeds would not be part of MMCA's bankruptcy estate under Section 541 of the United States Bankruptcy Code should MMCA become the subject of a bankruptcy case subsequent to the transfers of the receivables to MART. This is known as a "true sale." Legal counsel has advised MART that if MMCA were to become the subject of a voluntary or involuntary case under the United States Bankruptcy Code, the receivables and their proceeds would not be part of MMCA's bankruptcy estate pursuant to Section 541 of the United States Bankruptcy Code.

      In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If MMCA ever becomes subject to a bankruptcy proceeding and the court follows the Octagon court's reasoning, you could experience losses or delays in payments on your notes. Counsel to MART has advised MART that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the UCC has issued PEB Commentary No. 14, which characterizes the Octagon court's interpretation of Article 9 of the UCC as erroneous. That commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper.

TRUST'S RIGHTS IN THE RECEIVABLES

      The receivables are "chattel paper" as defined in the UCC. Under the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. Following transfers of the receivables, MMCA and MART will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of MART and the trust, as the case may be, in the receivables.

      Pursuant to the sale and servicing agreement, the servicer will hold the receivables, either directly or through subservicers, as custodian for the indenture trustee and the trust following the sale and assignment of the receivables to the trust on any date. MART will take the action as is required to perfect the rights of the indenture trustee and the trust in the receivables. The receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the trust. If, through inadvertence or otherwise, another party purchases or takes a security interest in the receivables for new value in the ordinary course of business and takes possession of the receivables without actual knowledge of the trust's interest, the purchaser or secured party will acquire an interest in the receivables superior to the interest of the trust.

      The servicer will be obligated to take those actions which are necessary to protect and perfect the trust's interest in the receivables and their proceeds.

SECURITY INTERESTS IN VEHICLES

      In all states in which the receivables have been originated, retail installment sale contracts evidence the credit sale of automobiles and light-duty trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the financed vehicles under the Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title, including California and Texas, the states in which the largest number of obligors are located.

      MMCA will assign its security interests in the financed vehicles securing the related receivables to MART and MART will subsequently assign its security interests in the financed vehicles to the trust. However, because of the administrative burden and expense, the servicer, MART and the trust will not amend any certificate of title to identify the trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the servicer will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trust.

      In most states, assignments together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of MMCA's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which MMCA failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure would constitute a breach of MMCA's warranties under the purchase agreement and of MART's warranties under the sale and servicing agreement and would create an obligation of MMCA and of MART to purchase the related receivable if such breach materially adversely affects the interest of the trust in the receivable. By not identifying the trust as the secured party on the certificate of title, the trust's interest in the chattel paper may not have the benefit of the security interest in the financed vehicle in all states or such security interest could be defeated through fraud or negligence. MART will assign its rights under the purchase agreement to the trust. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on such financed vehicle in the event of a default may be adversely affected.

      Under the laws of most states, a perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states, including California, generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, MMCA takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, MMCA must either surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and, as such, will have an opportunity to require satisfaction of the receivable before release of the lien. The servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed vehicles.

      Under the laws of most states, including California and Texas, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of certain states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. With respect to each trust, MMCA will represent to MART and MART will represent to the trust that the trust's security interest in each financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) and security interests in, the financed vehicle. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of a receivable. No notice will be given to the trustee, certificateholders, and the indenture trustee or noteholders in the event such a lien arises or confiscation occurs. Neither MART nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in the trust losing the priority of its security interest or its security interest in such financed vehicle after the date a receivables is sold to the trust.

REPOSSESSION

      In the event of default by a purchaser of a financed vehicle, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under the Uniform Commercial Code, remedies of a secured party include the right to repossession by self-help, unless repossession would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by MMCA in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

      In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

      The Uniform Commercial Code and other state laws require the secured party to provide a defaulting obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

      The proceeds of resale of a repossessed vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the related receivable. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against a defaulting obligor, who can be expected to have very limited capital or income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. MMCA generally seeks to recover any deficiency existing after repossession and sale of a financed vehicle.

OBLIGOR'S RIGHT TO EXCESS PROCEEDS UPON SALE OF A FINANCED VEHICLE

      Occasionally, after resale of a financed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the lender to remit the surplus to any holder of any lien with respect to the vehicle sold or if no such lienholder exists or there are remaining funds, the Uniform Commercial Code requires the lender to remit the surplus to the former obligor.

CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Such requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables.

The so-called holder-in-due-course rule of the Federal Trade Commission, also known as the FTC rule, the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the buyer in a transaction could assert against the seller of the goods. Liability under the FTC rule is limited to the amounts paid by the buyer, and may result in the inability of the holder of the contract to collect all or a portion of the balance remaining due thereunder from the buyer.

      Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, the trust, as holder of the related receivables, will be subject to any claims or defenses that a purchaser of a financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of MMCA's and MART's representations and warranties under the purchase agreement and the sale and servicing agreement and would create an obligation of MMCA and MART to repurchase the receivable unless the breach is cured. See "The Sale and Servicing Agreement and the Trust Agreement -- Sale and Assignment."

      Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

      MMCA and MART will warrant that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and such claim materially and adversely affects the trust's interest in a receivable, the violation would constitute a breach of warranty and would create an obligation of MMCA and MART to repurchase the affected receivable unless the breach is cured. See "The Sale and Servicing Agreement and the Trust Agreement -- Mandatory Repurchase of Receivables."

OTHER LIMITATIONS

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


                      FEDERAL INCOME TAX CONSEQUENCES

      Set forth below is a summary of some of the United States federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below.

      This summary does not purport to deal with all aspects of federal income taxation that may be relevant to beneficial owners of notes in light of their personal investment circumstances nor, except for some limited discussions of particular topics, to some types of beneficial owners of notes subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to beneficial owners who hold the notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code.

TAX TREATMENT OF THE NOTES AND THE TRUST UNDER FEDERAL INCOME TAX LAW

      Tax Status of the Notes and the Trust. On _____ __, 1999, Skadden, Arps, Slate, Meagher & Flom LLP will render its opinion that for federal income tax purposes under existing law, subject to customary assumptions and qualifications:

      o     the notes will be treated as debt; and

      o the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

MART, the owner trustee and the indenture trustee have agreed, and the noteholders will agree by their purchase of notes, to treat the notes for federal, state and local income and franchise tax purposes as indebtedness of the trust.

      Stated Interest. Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a beneficial owner's method of tax accounting.

      Original Issue Discount. A note will be treated as issued with original issue discount ("OID") if the excess of the note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity based on the anticipated weighted average life of a note.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a note and its issue price. A holder of a note must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a note will be considered to be zero if it is less than a de minimis amount determined as described above.

      The issue price of a note will generally be the initial offering price at which a substantial amount of the notes are sold. The trust intends to treat the issue price as including, in addition, the amount paid by the noteholder for accrued interest that relates to a period prior to _____ __, 1999. The stated redemption price at maturity generally will equal the principal amount of the Note.

      The holder of a note issued with OID must include in gross income for each taxable year the OID accrued for each day during its taxable year on which it holds the note. The daily portions are determined by calculating the OID for the accrual period and then allocating to each day a pro rata portion of the OID that accrued during the accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between payment dates.

      OID on the notes will be computed by taking into account the anticipated rate of prepayments assumed in pricing the notes, which will be 1.50% ABS. The amount of OID that will accrue during an accrual period will equal:

      o the present value of all payments remaining to be made on the note as of the close of the accrual period, plus the payments during the accrual period of amounts included in the stated redemption price of the note, minus

      o the "adjusted issue price" of the note at the beginning of the accrual period.

      The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors:

      o the original yield to maturity of the note, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

      o events which have occurred before the end of the accrual period and

      o the assumption that the remaining payments will be made in accordance with the original assumption.

      The effect of this method is to increase the OID the rate at which a noteholder includes OID in income to take into account prepayments on the receivables at a rate that exceeds the anticipated rate of prepayments, and to decrease (but not not below zero) for any period the rate at which a noteholder includes OID in income to take into account prepayments with respect to the receivables at a rate that is slower than the anticipated rate of prepayments. Although OID will be reported to noteholders based on the anticipated rate of prepayments, no representation is made to noteholders that receivables will be prepaid at that rate or at any other rate.

      A holder of a note that acquires the note for an amount that exceeds its stated redemption price will not include any OID in gross income. A holder of a note which acquires the notes for an amount that is less than its stated redemption price will be required to include OID in gross income, but a subsequent holder who purchases a note for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a note's issue price, to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is:

      o the purchaser's adjusted basis in the note immediately after purchase thereof minus

      o     the adjusted issue price of the note;

      and the denominator of which is:

      o all amounts remaining to be paid on the note after the purchase date, other than qualified stated interest, minus

      o     the adjusted issue price of the note.

      Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a note may elect to include all income that accrues on the note using the constant yield method. If a noteholder makes this election, income on a note will be calculated as though:

      o the issue price of the note were equal to the noteholder's adjusted basis in the note immediately after its acquisition by the noteholder;

      o     the note were issued on the noteholder's acquisition date; and

      o none of the interest payments on the note were "qualified stated interest." A noteholder may make this election for a note that has premium or market discount, respectively, only if the noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "--Market Discount" and "--Amortizable Bond Premium."

      Market Discount. The notes, whether or not issued with OID, will be subject to the market discount rules of the Code. In general, these rules provide that if the beneficial owner purchases a note at a discount (if the discout exceeds a de minimis amount specified in the Code) from its stated redemption price at maturity or, if the notes were issued with OID, its adjusted issue price, and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (x) the gain or principal payment or (y) the accrued market discount will be taxed as ordinary interest income (and not capital gain). Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction equal to:

      o     the number of days the beneficial owner held the note divided by

      o the number of days from the date the beneficial owner acquired the note until its maturity date.

The beneficial owner may elect, however, to determine accrued market discount under the constant yield method.

      Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with market discount. A beneficial owner of a note may elect to include market discount in gross income as it accrues and, if it makes this election, is exempt from this rule. This election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which the election applies. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

      Amortizable Bond Premium. In general, if a beneficial owner of a note purchases a note at a premium-that is, an amount in excess of the amount payable upon the maturity thereof-that beneficial owner will be considered to have purchased the note with "amortizable bond premium" equal to the amount of the excess. The beneficial owner of a note may elect to amortize bond premium as an offset to interest income (not as a separate deduction item) as it accrues under a constant yield method over the remaining term of the note. That beneficial owner's tax basis in the note will be reduced by the amount of the amortized bond premium. Any election will apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by that beneficial owner at the beginning of the first taxable year for which the election applies or thereafter acquired, and cannot be revoked without the consent of the IRS. Bond premium on a note held by a beneficial owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

      Disposition of Notes. A beneficial owner of a note's adjusted tax basis will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the note, and reduced by the amount of any payment on the note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the note. A beneficial owner will generally recognize gain or loss on the sale or retirement of a note equal to the difference between the amount realized on the sale or retirement and the tax basis of the note. The gain or loss will be capital gain or loss-except to the extent attributable to OID not previously accrued, accrued but unpaid interest, or as described above under "--Market Discount"-and will be long-term capital gain or loss if the note was held for more than one year. In addition, if the Prepayable Obligation rules apply, any OID that has not accrued at the time of the payment in full of a note will be treated as ordinary income.

FEDERAL TAX CONSEQUENCES OF WAIVERS OF EVENTS OF DEFAULT AND AMENDMENTS OF NOTES BY NOTEHOLDERS

      The indenture permits the noteholders to waive an event of default under the indenture or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of noteholders. Any waiver or rescission under the indenture, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a noteholder of the notes for new notes, upon which gain or loss would be recognized.

INFORMATION REPORTING AND BACKUP WITHHOLDING OF TAXES BY INDENTURE TRUSTEE

      The indenture trustee will be required to report annually to the IRS, and to each beneficial owner of a note, the amount of interest paid on the notes and the amount withheld for federal income taxes for each calendar year, except as to exempt recipients which are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each beneficial owner of note, other than beneficial owners who are not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing the beneficial owner's name, address, correct federal taxpayer identification number-which includes a social security number-and a statement that the beneficial owner is not subject to backup withholding. Should a non-exempt beneficial owner fail to provide the required certification or should the IRS notify the indenture trustee or the trust that the beneficial owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee will be required to withhold, or cause to be withheld, 31% of the interest otherwise payable to the beneficial owner, and remit the withheld amounts to the IRS as a credit against the beneficial owner's federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS

      The following information describes the U.S. federal income tax treatment of investors that are not U.S. persons, which are any persons other than:

      o     citizens or residents of the United States

      o corporations, partnerships or other entities treated as corporations or partnerships for United States federal income tax purposes organized in or under the laws of the United States, any state or the District of Columbia, unless, in the case of a partnership or entity treated as a partnership, Treasury regulations provide otherwise

      o estates the income of which is includible in gross income for U.S. federal income tax purposes, regardless of source, or

      o trusts if a U.S. court is able to exercise primary supervision over the administration of the trusts and one or more U.S. persons has authority to control all substantial decisions of the trust.

      Interest paid or accrued to a non-U.S. person that is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. person will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the non-U.S. Person

      o is not actually or constructively a "10 percent shareholder" of the trust or a "controlled foreign corporation" with respect to which the trust is a "related person" within the meaning of the Internal Revenue Code, and

      o provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of a note is a non-U.S. person and providing that non-U.S. person's name and address.

       If the information provided in this statement changes, the non-U.S. person must so inform the indenture trustee within 30 days of the change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If the interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

      Any capital gain realized on the sale or other taxable disposition of a note by a non-U.S. person will be exempt from United States federal income and withholding tax, provided that

      o the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person, and

      o in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year and several other requirements are met.

      If the interest, gain or income on a note held by a non-U.S. person is effectively connected with the conduct of a trade or business in the United States by the non-U.S. person, the beneficial owner of a note, although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. person is a foreign corporation, it may be subject to a branch profits tax under the Internal Revenue Code equal to 30 percent of its "effectively connected earnings and profits" for the taxable year, as adjusted for specified items, unless it qualified for a lower rate under an applicable tax treaty.

      Recent Treasury regulations could affect the procedures to be followed by a non-U.S. person in complying with the United States federal withholding, backup withholding, and information reporting rules. The regulations will generally be effective for payments made after December 31, 2000. Prospective investors are advised to consult their own tax advisors regarding the effect, if any, of the regulations on the purchase, ownership and disposition of the notes.


                           STATE TAX CONSEQUENCES

      Set forth below is a summary of some of the state income tax consequences of the purchase, ownership and disposition of the notes. Because of the variation in each state's income tax laws, it is impossible to predict tax consequences to noteholders in all states. Noteholders are urged to consult their tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes.

      The trust has been organized as a Delaware business trust, and MART and servicer are headquartered in the State of California. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, assuming that the notes are treated as debt for federal income tax purposes:

      o the notes will be treated as debt for Delaware and California income and franchise tax purposes,

      o the trust will not be subject to Delaware or California income or franchise taxes at the entity level, and

      o noteholders not otherwise subject to taxation in California or Delaware, respectively, would not become subject to taxation in California or Delaware, respectively, solely because of a noteholder's ownership of a note.

      THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


          ELIGIBILITY OF NOTES FOR PURCHASE BY MONEY MARKET FUNDS

      The class A-1 notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding the eligibility of the class A-1 notes under Rule 2a-7 and whether an investment by the money market fund in the class A-1 notes satisfies the money market fund's investment policies and objectives.


                            ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code impose restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Internal Revenue Code, including individual retirement accounts or Keogh Plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in those entities and (d) persons who have specified relationships to one of the benefit plan described in clauses (a), (b) or (c), which are called "Parties-in-Interest" under ERISA and "Disqualified Persons" under the Internal Revenue Code. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), the general account of an insurance company may be deemed to include assets of benefit plans investing in its general account -- e.g., through the purchase of an annuity contract -- and the insurance company might be treated as a Party-in-Interest with respect to a benefit plan by virtue of that type of investment. ERISA also imposes duties on persons who are fiduciaries of benefit plans subject to ERISA. In addition, ERISA and the Internal Revenue Code prohibit some transactions between a benefit plan and Parties-in-Interest or Disqualified Persons with respect to that benefit plan.

SPECIAL ERISA CONSIDERATIONS FOR EMPLOYEE BENEFIT PLANS

      Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor relating to assets of benefit plans, the assets of the trust would be treated as plan assets of a benefit plan for purposes of ERISA and the Internal Revenue Code only if the benefit plan acquires an "Equity Interest" in the trust and none of the exceptions contained in the regulation is applicable. An Equity Interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little authority directly on point, because the Notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences"), and (b) should not be deemed to have any "substantial equity features," the notes should not be treated as an Equity Interest for purposes of the Plan Assets Regulation. This conclusion is based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. However, without regard to whether the notes are treated as an Equity Interest for such purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee, the indenture trustee, any holder of the certificates or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to such benefit plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the benefit plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers"; Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts; and Prohibited Transaction Class Exemption 96-23, regarding investments effected by in-house asset managers. A violation of the prohibited transaction rules may result in the imposition of an excise tax and other liabilities under ERISA and the Internal Revenue Code of 1986, as amended, unless one or more statutory, regulatory or administrative exemptions is available. Therefore, each benefit plan and each government plan subject to a federal, state or local law substantially similar to ERISA, by its acceptance of a note, will be deemed to represent that an exemption applies to its acquisition, holding and disposition of the note.

SPECIAL ERISA CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL
ACCOUNTS

      It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. Section 401(c) also provides that, except as provided in regulations intended to prevent avoidance of the regulation and in actions brought by the Secretary of Labor relating to specified breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the regulations become final, no person will be subject to liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any plan invested in the separate account. Insurance companies should consult with their counsel regarding the potential impact of Section 401(c) on their purchase of notes.

      As of the date hereof, the Department of Labor has issued proposed regulations under Section 401(c). It should be noted that if the regulations are adopted substantially in the form in which proposed, the regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" of plans holding policies issued after December 31, 1998. The proposed regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60 to purchases of notes.

GENERAL INVESTMENT CONSIDERATIONS FOR EMPLOYEE BENEFIT PLANS

      Prior to making an investment in the notes, prospective benefit plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of that investment with respect to their specific circumstances. Moreover, each benefit plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the benefit plan's portfolio with respect to diversification by type of asset; the benefit plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the benefit plan, taking into account the overall investment policy of the benefit plan and the composition of the benefit plan's investment portfolio.


                                UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement, MART has agreed to sell to each of the underwriters named below in this paragraph, and each of the underwriters, for whom Credit Suisse First Boston is acting as representative (the "Representative"), has severally agreed to purchase from MART, the principal amount of the notes set forth opposite its name below:

                                Principal     Principal      Principal      Principal
                                 Amount         Amount         Amount         Amount
                              of Class A-1   of Class A-2   of Class A-3   of Class A-4
UNDERWRITERS                      Notes         Notes          Notes           Notes
------------                  ------------   ------------   ------------   ------------
Credit Suisse First Boston
Corporation.................  $              $              $              $

__________________..........
Total.......................  $              $              $              $
                              ===========    ==========     ===========    ===========


      In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered hereby if any of the notes are purchased. In the event of a default under the underwriting agreement, by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

      The underwriting discounts and commissions of the underwriters, the selling concessions that the underwriters may allow to some dealers and the discounts that some dealers may reallow to some other dealers, each expressed as a percentage of the principal amount of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes, will be as follows:

                              UNDERWRITING      SELLING
                              DISCOUNTS AND    CONCESSIONS,    REALLOWANCE,
                               COMMISSIONS    NOT TO EXCEED    NOT TO EXCEED
                              -------------   -------------    -------------
Class A-1 notes...............          %               %               %
Class A-2 notes...............          %               %               %
Class A-3 notes...............          %               %               %
Class A-4 notes...............          %               %              %

      The transaction expenses payable by MART are estimated to be $______.

      The Representative has informed MART that it does not expect discretionary sales by the underwriters to exceed 5% of the principal amount o the notes being offered hereby.

      The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases o the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of such transactions.

      The closing of the sale of the notes is conditioned on the issuance of the certificates.

      The indenture trustee may, from time to time, invest the funds in the trust accounts in investments permitted by the sale and servicing agreement acquired from the underwriters.

      In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the servicer and its affiliates.

      MMCA and MART have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended or to contribute to payments the underwriters may be required to make in respect thereof.

      Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus, MART or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.


                               LEGAL OPINIONS

      The validity of the notes and federal income tax matters will be passed upon for MART by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Brown & Wood LLP, San Francisco, California, will act as counsel to the underwriters.


                           REPORTS TO NOTEHOLDERS

      Unless and until definitive notes are issued under the limited circumstances described under "Terms of the Notes-Issuance of Definitive Notes Upon the Occurrence of Various Circumstances," all notices, reports and statements to noteholders, including any monthly and annual reports concerning the trust and the receivables, will be prepared by the servicer and sent on behalf of the trust only to DTC or Cede & Co. as nominee of DTC and registered holder of the notes. See "Terms of the Notes-Principal Amount and Interest Rates," "-Book Entry Registration" and "-Issuance of Definitive Notes Upon the Occurrence of Various Circumstances." Those notices, reports and statements will not contain audited financial statements with respect to the trust. The servicer also does not intend to send any financial reports of the servicer or MART to noteholders.


                    WHERE YOU CAN FIND MORE INFORMATION

      MART, as originator of the trust, filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to the notes. This prospectus is part of the registration statement, but the registration statement includes additional information.

      The servicer, on behalf of MART in its capacity as originator of the trust, will file or cause to be filed with the Securities and Exchange Commission periodic reports with respect to the trust as may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

      You may read and copy any notices, reports, statements or other information the servicer files or causes to be filed at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Securities and Exchange Commission are also available to the public on the Securities and Exchange Commission's Internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file publicly with the Securities and Exchange Commission.


                                  GLOSSARY

      "Accrued Note Interest" means, with respect to any payment date and each class of notes, the sum of the Monthly Accrued Note Interest and the Interest Carryover Shortfall for the class for that payment date.

      "Actuarial Receivables" means receivables which provide for amortization of the loan over a series of fixed level monthly installments. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the annual percentage rate of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

      "Available Funds" means, with respect to a payment date:

      (1) an amount equal to the sum of the following amounts with respect to the preceding calendar month:

      o all collections on the contracts withdrawn from the payahead account;

      o the proceeds of sale by the trust of any financed vehicle sold by the trust upon termination of a Balloon Payment Receivable;

      o all proceeds of the liquidation of receivables which became defaulted receivables during the preceding calendar month, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on any defaulted receivable;

      o any recoveries in respect of contracts that became defaulted in prior calendar months;

      o all extension and deferral fees paid with respect to the contracts;

      o the purchase amount of each receivable purchased from the trust during or prior to the preceding calendar month, net of applicable expenses;

      o     all advances made by the servicer;

      o     the Yield Supplement Amount for that payment date;

      o     the Negative Carry Amount for that payment date;

      o partial prepayments of any refunded item included in the principal balance of a contract, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the related cutoff date;

      o the net earnings on funds on deposit in the pre-funding account to the extent deposited to the collection account on that payment date by the indenture trustee; and

      o with respect to the payment date on or immediately following the last day of the Pre-Funding Period, any funds remaining in the pre-funding account, calculated after giving effect to the purchase of all receivables purchased by the trust during the Pre-funding Period, minus

      (2) the aggregate amount of the funds described in clause (1) above that are used in the related calendar month to reimburse servicer advances that are due and payable on that payment date.

      "Balloon Payment" means, with respect to a Balloon Payment
Receivable, the final payment which is due at the end of the term of the receivable.

      "Balloon Payment Receivable" means a receivable that provides for the amortization of the entire amount financed under the receivable to one substantially larger final payment which is due at the end of the term of the receivable.

      "Cutoff Date" means, (A) with respect to receivables transferred to the trust on _______ __, 1999, ________ __, 1999, and (B) with respect to receivables transferred to the trust after ________ __, 1999, during the Pre-Funding Period, the date, which will be on or before the date of transfer, as of which the trust will be entitled to collections of the receivables transferred on that date.

      "Initial Pool Balance" means the sum of (a) the principal balance of the receivables pool as of _________ __, 1999, plus (b) the aggregate principal balance of all contracts transferred to the trust after that date, calculated as of their respective Cutoff Dates.

      "Interest Carryover Shortfall" means, with respect to any payment date and any class of notes, the excess of the sum of the Monthly Accrued
Note Interest for the preceding payment date and any outstanding Interest Carryover Shortfall from the close of business on the preceding payment date, over the amount in respect of interest that is actually deposited in the note payment account on the preceding payment date with respect to that class, plus interest on the excess, to the extent permitted by law, at the applicable note interest rate for the related interest period.

      "Maximum Negative Carry Amount" means, as of any date of determination, the product of (1) the Weighted Average Rate as of such date minus 2.50%, multiplied by (2) the product of the Note Percentage as of such date and the pre-funded amount as of such date after giving effect to any withdrawals from the pre-funding account on such date, multiplied by
(3) the percentage equivalent of a fraction, the numerator of which is the actual number of days until the expected end of the pre-funding period and the denominator of which is 360.

      "Maximum Supplemental Reserve Amount" with respect to any payment date will be an amount equal to the lesser of:

      (1) the sum of (x) $______, which is ___% of the aggregate principal balance of the receivables sold to the trust on __________ __, 1999, calculated as of _______, __ 1999, and (y)
            ___% of the principal balances of the receivables transferred to the trust after _______, __ 1999, but on or prior to that payment date, calculated as of the related Cutoff Dates; and

      (2) an amount equal to (x) the outstanding principal amount of the notes on that payment date, after giving effect to any principal payment made on that payment date less (y) the amount on deposit in the reserve account on such payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date.

      "MART" means MMCA Auto Receivables Trust.

      "Mitsubishi Motors" means Mitsubishi Motors Corporation and its affiliates.

      "MMCA" means Mitsubishi Motors Credit of America, Inc.

      "MMSA" means Mitsubishi Motor Sales of America, Inc.

      "Monthly Accrued Note Interest" means, with respect to any payment date and (a) any class of notes, interest accrued for the related interest period at the applicable interest rate for that class on the aggregate principal balance of the notes of that class as of the immediately preceding payment date, after giving effect to all payments of principal to noteholders on or prior to such preceding payment date (or, in the case of the first payment date, the initial principal amount of the notes); and (b) the notes collectively, the sum of Monthly Accrued Note Interest for each class.

      "Negative Carry Amount" will be calculated by the servicer as the difference (if positive) between (1) the product of (a) the Monthly Accrued
Note Interest for such payment date, multiplied by (b) the Pre-Funded Percentage as of the immediately preceding payment date, or in the case of the first payment date, the Closing Date, minus (2) the net investment earnings on the pre-funded amount for the related collection period (or in the case of the first payment date, from the Closing Date until January 31,
1999).

      "Note Percentage" means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate principal amount of the notes as of that date, and the denominator of which is an amount equal to the sum of the aggregate principal amount of the notes as of that date and aggregate principal amount of the certificates as of that date, in each case after giving effect to any payment of principal on that date.

      "Pre-Funded Percentage" means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the pre-funded amount and the denominator of which is the sum of the principal balance of the receivables pool and the pre-funded amount, in each case as of such date after taking into account all withdrawals from the pre-funding account and all transfers of contracts transferred to the trust after ___________ __, 1999 on or prior to such date.

      "Pre-Funding Period" means a period beginning on _________ ___, 1999 and ending not later than ____________ __, _____.

      "Principal Carryover Shortfall" means, as of the close of business on any payment date, the excess of the Principal Distribution Amount and any outstanding Principal Carryover Shortfall from the preceding payment date over the amount in respect of principal that is actually deposited in the note payment account on such payment date.

      "Principal Distribution Amount" means, with respect to any payment date, the sum of:

      o the Scheduled Principal for such payment date (including, in the case of a Balloon Payment Receivable, the amount owed by an obligor with respect to a Balloon Payment);

      o any outstanding Principal Carryover Shortfall as of the close of business on the preceding payment date; and

      o with respect to the payment date on or immediately following the end of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all contracts transferred to the trust after _________ ___, 1999, including any purchase on the last day of the Pre- Funding Period) exclusive of any net earnings from the investment of funds on deposit in the pre-funding account.

However, the Principal Distribution Amount shall not exceed the outstanding aggregate principal balance of the notes; and provided further, that, on the final payment date for each class of notes, the principal required to be deposited in the note payment account will include the amount necessary (after giving effect to the other amounts to be deposited in the note payment account on such payment date and allocable to principal) to reduce the outstanding principal amount of such class of notes to zero.

      "Qualified Institution" means a depository institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States qualified to take deposits and subject to supervision and examination by federal or state banking authorities, having a short-term deposit rating acceptable to each of Moody's and S&P, and, if such institution is organized under the laws of the United States, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor thereto.

      "Qualified Trust Institution" means the corporate trust department of an institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States qualified to take deposits and subject to supervision and examination by federal or state banking authorities, with authority to act under such laws as trustee or in any other fiduciary capacity, having not less than $1 billion in assets under fiduciary management and a long-term deposit rating acceptable to each rating agency.

      "Required Negative Carry Account Balance" means, as of any payment date, an amount equal to the lesser of (x) the initial deposit into the negative carry account minus all previous withdrawals of the Negative Carry Amount from the negative carry account, including any withdrawals of the Negative Carry Amount therefrom on such payment date and (y) the Maximum Negative Carry Amount as of such payment date. If the amount on deposit in the negative carry account on any payment date (after giving effect to the withdrawal of the Negative Carry Amount, if any, for such payment date) is greater than the Required Negative Carry Account Balance, the excess will be released to MART. All amounts remaining on deposit in the negative carry account on the payment date on or immediately following the last day of the pre-funding period (after giving effect to all withdrawals therefrom on such payment date for deposit to the collection account on such payment date) will be released to MART.

      "Scheduled Principal" means, with respect to any payment date, the sum of:

      (1) (A) collections of principal on Simple Interest Receivables received during the related calendar month, including collections of principal attributable to Balloon Payment Receivables --unless a Balloon Payment Advance has previously been made with respect to the Balloon Payment--and charges for excess wear and tear and excess mileage and (B) Balloon Payment Advances made on that payment date with respect to Simple Interest Receivables that are Balloon Payment Receivables;

      (2) the principal portion of each scheduled payment, including a Balloon Payment Receivable, due on any Actuarial Receivable during the related calendar month;

      (3)   without duplication of amounts taken into account under (1) or
            (2), the outstanding principal balance of (A) contracts prepaid in full during the related calendar month, and (B) contracts which became defaulted during the related calendar month;

      (4) the purchase amount of each contract that was repurchased by MART or purchased by the servicer during that calendar month, to the extent attributable to principal;

      (5) the proceeds of any other sale of a receivable to the extent allocable to principal; and

      (6) partial prepayments attributable to any refunded item included in the amount financed, such as extended warranty protection plan costs or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to be below the scheduled payment as of the related cutoff date; provided, however, that in calculating the Scheduled Principal, (A) all payments and proceeds (including liquidation proceeds) of any purchased contracts the purchase amount of which has been included in Scheduled Principal in a prior collection period (which shall be paid to MART or servicer, as applicable) and
            (B) all amounts released from the pre-funding account will be excluded.

      "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

      "Specified Reserve Balance" means, with respect to any payment date, an amount equal to the lesser of:

      (1) the sum of (x) $_________, which is ___% of the aggregate principal balance of the contracts transferred to the trust on _________ __, 1999, calculated as of _________ __, 1999, and
            (y) ___% of the principal balances of contracts transferred to the trust after that date on or prior to that payment date, calculated as of the related Cutoff Dates; and

      (2) the outstanding principal amount of the notes on that payment date, after giving effect to any principal payment made on that payment date.

      "Total Available Funds" for a payment date is an amount equal to the Available Funds for that payment date plus the amounts, if any, deposited by the indenture trustee to the collection account from the supplemental reserve account and the reserve account on such payment date.

      "Weighted Average Rate" means, with respect to any date of determination, a per annum rate equal to (1) the sum of (a) the product of
(x) the outstanding principal amount of the class A-1 notes on that date,
(y) the class A-1 rate and (z) a fraction, the numerator of which is 365 and the denominator of which is 360, plus (b) the product of (x) the outstanding principal amount of the class A-2 notes on that date and (y) the class A-2 rate, plus (c) the product of (x) the outstanding principal amount of the class A-3 notes on that date and (y) the class A-3 rate, plus
(d) the product of (x) the outstanding principal amount of the class A-4 notes on that date and (y) the class A-4 rate, divided by (2) the outstanding principal amount of the notes on that date.

      "Yield Supplement Amount" with respect to any payment date will be determined by aggregating with respect to all of the receivables the amount (if positive) calculated by the servicer with respect to each receivable (other than (i) a defaulted receivable that has defaulted or a receivable purchased by the servicer or repurchased by MART for the calendar months after the calendar month in which the receivable became defaulted or was purchased or repurchased, as the case may be, or (ii) any receivable sold by the indenture trustee following an event of default under the indenture for calendar months after the calendar month in which the receivable is sold by the indenture trustee) equal to the product of (x) one-twelfth times (y) an amount equal to the difference (if positive) between (1) interest on such receivable's principal balance as of the first day of the related calendar month at a rate equal to the sum of (A) the Weighted Average Rate as of the first day of the related calendar month and (B)
___% (which percentage represents the servicing rate plus ___%) and (2) interest on such receivable's principal balance as of the first day of the related calendar month at the annual percentage rate on the contract.



                                                                  ANNEX A


                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered MMCA Auto Owner Trust 1999-1 Asset Backed Notes will be available only in book-entry form. Investors in the notes may hold those notes through any of DTC, Cedelbank, or Euroclear. The notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding notes through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding notes directly through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedelbank or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in that capacity) and DTC participants.

      Non-U.S. holders (as described below) of notes will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the notes will be represented through financial institutions acting on their behalf as DTC participants. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold those positions in accounts as DTC participants.

      Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their notes through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

      Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Cedelbank or Euroclear purchaser. When notes are to be transferred from the account of a DTC participant to the accounts of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear, as the case may be, will instruct the respective Depositary to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date, which with respect to the class A-1 notes will be on the basis of a 360-day year and the actual number of days elapsed and with respect to the class A-2 notes, the class A-3 notes and the class A-4 notes will be on the basis of a 360-day year consisting of twelve 30-day months. Payment will then be made by the Depositary to the DTC participant's account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

      Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the notes are credited to their accounts one day later.

      As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts. However, interest on the notes would accrue from the value date. Therefore, in many cases the investment income on the notes earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending notes to the respective Depositary for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. MART will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date, which with respect to the Class A-1 notes will be on the basis of a 360-day year and the actual number of days elapsed and with respect to the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be on the basis of a 360-day year consisting of twelve 30-day months. The payment will then be reflected in the account of the Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedelbank or Euroclear and purchase notes from DTC participants for delivery to Cedelbank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the notes sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of notes holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (a) each clearing system, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (b) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8). Beneficial owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of that change.

      Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a note or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the note (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (a) a citizen or resident of the United States, (b) a corporation or partnership (including an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (c) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of that trust and one or more U.S. persons has the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the notes.

      Recent Treasury regulations could affect the procedures to be followed by a non-U.S. Person in complying with the United States federal withholding, backup withholding, and information reporting rules. The regulations generally will be effective for payments made after December 31, 1999. Prospective investors are advised to consult their own tax advisors regarding the effect, if any, of the regulations on the purchase, ownership and disposition of the notes.





PROSPECTUS

                              $_______________

                        MMCA AUTO OWNER TRUST 1999-2

               $__________    % CLASS A-1 ASSET BACKED NOTES

               $__________    % CLASS A-2 ASSET BACKED NOTES

               $__________    % CLASS A-3 ASSET BACKED NOTES

               $__________    % CLASS A-4 ASSET BACKED NOTES


                        MMCA AUTO RECEIVABLES TRUST
                                   SELLER

                              [INSERT GRAPHIC]
                                  SERVICER



                         UNDERWRITERS OF THE NOTES


CREDIT SUISSE FIRST BOSTON




      You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the notes in any state where the offer of the notes is not permitted.

      We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

      Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers that effect transactions in the notes, whether or not participating in the offering of the notes, will be required to deliver a
prospectus until       ,1999.



                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fee................................................         $*
Printing and Engraving..........................................         $*
Trustee's Fee...................................................         $*
Legal Fees and Expenses.........................................         $*
Blue Sky Fees and Expenses......................................         $*
Accountant's Fees and Expenses..................................         $*
Rating Agency Fees..............................................         $*
Miscellaneous Fees and Expenses.................................    $
                                                                 ----------
Total Expenses .................................................         $*
                                                                 ==========

     *to be provided by amendment


ITEM 14.  INDEMNIFICATION OF TRUSTEES AND BENEFICIAL OWNERS

   Section 3817 of the Delaware Code provides as follows:

     (a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

     (b) The absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

      Clause (b) of Section 5.7 of the Amended and Restated Trust
Agreement, dated as of July 1, 1999, between Mitsubishi Motors Credit of America, Inc. and Chase Manhattan Bank Delaware provides as follows:

     (b) Subject to the terms of this Agreement, the Beneficial Owner shall hold harmless the Trustee, its officers, directors, employees, shareholders and agents (collectively the "Indemnified Persons" or individually an "Indemnified Person"), against any and all losses, liabilities, claims, actions, suits, costs, damages, expenses and liabilities, joint or several (including, but not limited to, any investigation, reasonable legal and other expenses (including expenses of investigation) of any kind and nature whatsoever incurred in connection with, and any amount paid in settlement of any action, suit, proceeding or claim) (collectively, "Losses") which such Indemnified Persons may become subject to or liable for by reason of Trustee's acting as trustee under this Agreement. Notwithstanding the foregoing, the Beneficial Owner shall not be liable to any Indemnified Person, and shall not be required to indemnify the Trustee under this Agreement, for any Losses arising out of the negligence, bad faith or wilful misconduct of such Indemnified Person or any other Indemnified Person.

Section 3.8 of the Amended and Restated Trust Agreement provides as follows:

     No person shall be personally liable to MMCA Auto Receivables Trust or the Beneficial Owner for any breach of its duties as a Manager; provided, however, that the foregoing shall not eliminate or limit the liability of a Manager for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

Section 3.10 of the Amended and Restated Trust Agreement provides as follows:

     No Authorized Officer shall be personally liable to MMCA Auto Receivables Trust or the Beneficial Owner for any breach of its duties as an Authorized Officer; provided, however, that the foregoing shall not eliminate or limit the liability of an Authorized Officer of MMCA Auto Receivables Trust for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

     "Agreement" means the Amended and Restated Trust Agreement, dated as of October [ ], 1999, between Mitsubishi Motors Credit of America, Inc. and Chase Manhattan Bank Delaware.

     "Authorized Officer" means officers appointed by the Board of Managers or Chief Executive Receivables Trust as may be appropriate for the conduct of the trust's business, subject to the supervision and control of the Board of Managers and Chief Executive Officer.

     "Beneficial Owner" means Mitsubishi Motors Credit of America, Inc., in its capacity as the exclusive beneficial owner of MMCA Auto Receivables Trust and its successors and assigns in such capacity.

     "Manager" means a person appointed by the Beneficial Owner to serve as a member of the Board of Managers of the MMCA Auto Receivables Trust.

     "Trustee" means Chase Manhattan Bank Delaware, as trustee under the Agreement, and its permitted successors and assigns in such capacity.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a)  Exhibits


  Number                Description
  ------                -----------

    1.1    Form of Underwriting Agreement***
    3.1    Amended and Rested Trust Agreement of MART***
    4.1 Form of Amended and Restated Trust Agreement of the Trust between MART and the Owner Trustee***
    4.2 Form of Sale and Servicing Agreement among MART the Servicer and the Trust***
    4.3    Form of Indenture between the Trust and the Indenture Trustee***
    4.4 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee***
    4.5    Form of Note (contained in Exhibit 4.3)
    5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re
           Legality***
    8.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Tax
           Matters***
    10.1 Form of Purchase Agreement between Mitsubishi Motors Credit of America, Inc. and MART***
    10.2   Form of Yield Supplement Agreement***
    23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)***
    23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)***
    24     Powers of Attorney (included on signature page)
    24.1   Board Resolutions of MART***
    25     Form T-1 of Indenture Trustee***

-----------

 *** To be filed by amendement


(b) Financial Statement Schedules

Not applicable.

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes as follows:

      (a) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933, as amended shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on August 18, 1999.


                                   MMCA AUTO RECEIVABLES TRUST

                                   By:  /s/ Hiroshi Yajima
                                      ---------------------------------
                                            Hiroshi Yajima
                                        Manager and President


      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Susan M. Tyner, J. Sean Plater and Tatsuo Nonaka, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


       Signature                      Title                      Date
       ---------                      -----                      ----
/s/ Hiroshi Yajima            Manager and President         August 18, 1999
--------------------------    (principal executive
    Hiroshi Yajima            officer)


/s/ Hideyuki Kitamura         Secretary and Treasurer       August 18, 1999
--------------------------    (principal financial
    Hideyuki Kitamura         officer and principal
                              accounting officer)


/s/ John Maynard              Manager                       August 18, 1999
-------------------------
    John Maynard


/s/ Kenzo Yamada              Manager                       August 18, 1999
-------------------------
    Kenzo Yamada


/s/ Charles A. Tredway         Manager                      August 18, 1999
-------------------------
    Charles A. Tredway


                               Manager                      August 18, 1999
-------------------------
    Yasuhiro Hagihara




                             INDEX TO EXHIBITS

                                                                Sequentially
   Exhibit                                                        Numbered
    Number                     Description                          Page
   -------                     -----------                          ----

     1.1       Form of Underwriting Agreement***

     3.1 Amended and Restated Trust Agreement of MART between MMCA and the MART Trustee***

     4.1 Form of Amended and Restated Trust Agreement of the Trust between between MART and the Owner Trustee***

     4.2       Form of Sale and Servicing Agreement among
               MART, the Servicer and the Trust***

     4.3 Form of Indenture between the Trust and the Indenture Trustee***

     4.4       Form of Administration Agreement among the
               Trust, the Administrator and the Indenture
               Trustee***

     4.5       Form of Note (contained in Exhibit 4.3)***

     5.1       Opinion of Skadden, Arps, Slate, Meagher &
               Flom LLP re Legality***

     8.1       Opinion of Skadden, Arps, Slate, Meagher &
               Flom LLP re Tax Matters***

     10.1      Form of Purchase Agreement between Mitsubishi
               Motors Credit of America, Inc. and MART***

     10.2      Form of Yield Supplement Agreement***

     23.1      Consent of Skadden, Arps, Slate, Meagher &
               Flom LLP (contained in Exhibit 5.1)***

     23.2      Consent of Skadden, Arps, Slate, Meagher &
               Flom LLP (contained in Exhibit 8.1)***

     24        Powers of Attorney (included on signature page)

     24.1      Board Resolutions of MART***

     25        Form T-1 of Indenture Trustee***

-----------
***   To be filed by amendment.